The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated December 13, 2017

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-218782

PRELIMINARY PROSPECTUS SUPPLEMENT

(to prospectus dated June 16, 2017)

$

    % Fixed-to-Floating Rate Subordinated Notes due December 31, 2027

We are offering $                aggregate principal amount of our     % fixed-to-floating rate subordinated notes due December 31, 2027, which we refer to herein as the “notes.” The notes will rank equally in right of payment with our other unsecured subordinated debt.

The notes will mature on December 31, 2027. From and including the date of issuance to but excluding December 31, 2022, the notes will initially bear interest at a fixed rate of     % per year, payable semiannually on June 30 and December 31 of each year, beginning June 30, 2018. From and including December 31, 2022, to, but excluding, the maturity date, unless redeemed earlier, the notes will bear interest at a floating rate equal to the three-month LIBOR (as defined herein) as calculated on each applicable determination date (as defined herein), plus a spread of         basis points, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2023. Notwithstanding the foregoing, if the three-month LIBOR for the applicable floating rate interest period is less than zero, the three-month LIBOR rate will be deemed to be zero. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

Subject to the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve Board, to the extent that such approval is required, we may, at our option, beginning December 31, 2022, and, on any scheduled interest payment date thereafter, redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption (an “Optional Redemption”). Other than in the case of an Optional Redemption, subject to the prior approval of the Federal Reserve Board, to the extent that such approval is required, the notes will not be redeemable prior to maturity unless certain events occur as described under “Description of Notes” in this prospectus supplement. There is no sinking fund for the notes. The notes will not be convertible or exchangeable.

The notes will be unsecured obligations of ours and will be subordinated in right of payment to all our existing and future senior indebtedness, whether secured or unsecured. Because Independent Bank Group, Inc. is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities, is dependent on dividends, distributions and other payments made to us by our subsidiaries, primarily our wholly-owned subsidiary, Independent Bank, which is a Texas state-chartered bank and funds we obtain from our corporate borrowings or sales of our securities. Our right to receive any payments or distribution of cash or assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of our debt securities to participate in the proceeds of those payments or distributions, are effectively subordinated to the claims of our subsidiaries’ creditors and preferred equity holders, including depositors of Independent Bank. The notes are obligations of Independent Bank Group, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including our bank subsidiary, Independent Bank.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and have been eligible for certain reduced public company reporting requirements as a result of such status. We will cease to being an “emerging growth company” on January 1, 2018. Please see “Summary—Emerging Growth Company Status” in this prospectus supplement.

Investing in the notes involves certain risks. Before investing in the notes, you should consider the information under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, and under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and under the heading “Part II. Item1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are incorporated herein by reference.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount(2)		%	$
Proceeds, before expenses, to Independent Bank Group, Inc.		%	$

(1)	Plus accrued interest, if any, from the original issue date.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Federal Reserve Board, nor any other regulatory body has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants against payment therefor in immediately available funds on or about December     , 2017, which is the 3rd business day following the date of pricing of the notes (such settlement being referred to as “T+3”). See “Underwriting” for details.

Joint Book-Running Managers

Prospectus Supplement dated December     , 2017

Preliminary Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this note offering, the notes and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated June 16, 2017, which is included as part of our automatic shelf registration statement on Form S-3 (File No. 333-218782). That registration statement and the accompanying prospectus provide more general information about securities that we and any selling securityholders may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading, “Where You Can Find More Information,” in this prospectus supplement before investing in the notes.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Independent Bank Group, Inc.,” “Independent,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Independent Bank Group, Inc. and its consolidated subsidiaries.

Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by, or on behalf of the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy the notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.ibtx.com. All internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed an automatic shelf registration statement (File No. 333-218782) with the SEC registering the offering of various of our securities, including the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, except as to any portion of any future report or document that is deemed furnished to the SEC and not deemed filed under such provisions, so long as the registration statement of which the accompanying prospectus is a part remains effective:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 8, 2017, including certain information included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2017, that is incorporated by reference into Part III of our Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, June 30, 2017, and September 30, 2017 filed with the SEC on April 27, 2017, July 27, 2017, and October 26, 2017, respectively; and

•	our Current Reports on Form 8-K, filed with the SEC on January 20, 2017 (two filings), January 27, 2017, April 3, 2017 (as amended by Amendment No. 1 on June 6, 2017), April 14, 2017, April 26, 2017, May 26, 2017, June 26, 2017, July 26, 2017, July 27, 2017, October 25, 2017, November 28, 2017, November 29, 2017 and December 6, 2017.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and

S-iii

the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to the registration statement to which the accompanying prospectus is a part, at no cost by writing or telephoning us at the following address:

Independent Bank Group, Inc.

1600 Redbud, Suite 400

McKinney, Texas 75069

Telephone: (972) 562-9004

Facsimile: (972) 562-5496

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, or Securities Act. These forward-looking statements include information about our possible or assumed future economic performance, future results of operations, including our future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows, and our future capital expenditures and dividends, future financial condition and changes therein, including changes in our loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for our future operations, future or proposed acquisitions, the future or expected effect of acquisitions on our operations, results of operations, financial condition, and future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that we make are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•	our ability to sustain our current internal growth rate and total growth rate;

•	changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in our target markets, particularly in Texas and Colorado;

•	worsening business and economic conditions nationally, regionally and in our target markets, particularly in Texas and Colorado, and the geographic areas in those states in which we operate;

S-iv

•	our ability to consummate our proposed acquisition of Integrity Bancshares, Inc., or Integrity;

•	our actual cost savings resulting from the acquisition of Integrity being less than expected, our inability to realize those cost savings as soon as expected or our incurrence of additional or unexpected costs in connection with Integrity;

•	our revenues after the Integrity acquisition being less than expected;

•	our dependence on our management team and our ability to attract, motivate and retain qualified personnel;

•	the concentration of our business within our geographic areas of operation in Texas and Colorado;

•	changes in asset quality, including increases in default rates and loans and higher levels of nonperforming loans and loan charge-offs;

•	concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate, values and dales volumes of commercial and residential real estate;

•	the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks;

•	inaccuracy of the assumptions and estimates that the managements of our Company and the financial institutions that we acquire make in establishing reserves for probable loan losses and other estimates;

•	lack of liquidity, including as a result of a reduction in the amount of sources of liquidity we currently have;

•	material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that we acquire and the cost of those deposits;

•	our access to the debt and equity markets and the overall cost of funding our operations;

•	regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support our anticipated growth;

•	changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that we acquire and the net interest income of each of Independent Bank and the financial institutions that we acquire;

•	fluctuations in the market value and liquidity of the securities we hold for sale, including as a result of changes in market interest rates;

•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	changes in economic and market conditions that affect the amount and value of the assets of Independent Bank and of financial institutions that we acquire;

•	the institution and outcome of, and costs associated with, litigation and other legal proceedings against one of more of us, Independent Bank and financial institutions that we acquire or to which any of such entities is subject;

•	the occurrence of market conditions adversely affecting the financial industry generally;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as the Dodd-Frank

S-v

Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, specifically the Dodd-Frank Act stress testing requirements as we approach $10 billion in total assets, and changes in federal government policies;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, or PCAOB, as the case may be;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	the effects of war or other conflicts, acts of terrorism (including cyber-attacks) or other catastrophic events, including storms, droughts, tornadoes, hurricanes and flooding, that may affect general economic conditions;

•	our actual cost savings resulting from previous or future acquisitions are less than expected, we are unable to realize those cost savings as soon as expected, or we incur additional or unexpected costs;

•	our revenues after previous or future acquisitions are less than expected;

•	the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that we acquire;

•	deposit attrition, operating costs, customer loss and business disruption before and after our completed acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than we expected;

•	the effects of the combination of the operations of financial institutions that we have acquired in the recent past or may acquire in the future with our operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that we expect;

•	the impact of investments that we or Independent Bank may have made or may make and the changes in the value of those investments;

•	the quality of the assets of financial institutions and companies that we have acquired in the recent past or may acquire in the future being different than we determined or determine in our due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired;

•	our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain our growth, to expand our presence in our markets and to enter new markets;

•	general business and economic conditions in our markets change or are less favorable than expected;

•	changes occur in business conditions and inflation;

•	an increase in the rate of personal or commercial customers’ bankruptcies;

•	technology-related changes are harder to make or are more expensive than expected;

•	attacks on the security of, and breaches of, Independent Bank’s digital information systems, the costs we or Independent Bank incur to provide security against such attacks and any costs and liability we or Independent Bank incurs in connection with any breach of those systems; and

•	the potential impact of technology and “FinTech” entities on the banking industry generally.

We urge you to consider all of these risks, uncertainties and other factors as well as those risks discussed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by

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reference, including in our Annual Report on Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended September 30, 2017, carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in any forward-looking statement. Any forward-looking statement made in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference in this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We have chosen these assumptions or bases in good faith, and we believe that such assumptions and bases were reasonable at the date we published each related forward-looking statement. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference herein or therein.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.

Independent Bank Group, Inc.

We are a registered bank holding company headquartered in McKinney, Texas, which is located in the northeastern portion of the Dallas-Fort Worth metropolitan area. We were organized as a Texas corporation on September 20, 2002. Through our wholly owned subsidiary, Independent Bank, a Texas state-chartered bank, we provide a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base, which consists principally of small- to medium-sized businesses, professionals and individuals. Independent Bank’s philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently applied credit policies. We operate banking offices in Texas in the Dallas-Fort Worth Metropolitan area, the Austin/Central Texas area, the Houston metropolitan area, and in Colorado in the Front Range area along I-25.

As of September 30, 2017, we had consolidated total assets of approximately $8.9 billion, total loans held for investment of approximately $6.4 billion, total deposits of approximately $6.9 billion and total stockholders’ equity of approximately $1.3 billion.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “IBTX.” Our principal executive offices are located at 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257. Our telephone number is (972) 562-9004, and our website is www.ibtx.com.

Recent Developments

On November 28, 2017, we announced that we have executed a reorganization agreement with Integrity Bancshares, Inc., or Integrity Bancshares, the parent company of Integrity Bank SSB, a Texas state savings bank, based in Houston, Texas, or Integrity Bank, providing for our acquisition of Integrity Bancshares. Through Integrity Bank, Integrity Bancshares operates four offices in the Houston metropolitan area. As of September 30, 2017, Integrity Bancshares had total consolidated assets of approximately $804.9 million, total loans held for investment of approximately $661.3 million, total deposits of approximately $678.9 million and total stockholders’ equity of approximately $84.2 million. The consideration we expect to pay to the shareholders of Integrity Bancshares in our acquisition of Integrity Bancshares consists of approximately $31.6 million in cash, which cash amount is subject to adjustment, and 2,072,131 shares of our common stock.

On December 6, 2017, we announced the closing of an underwritten public offering of 2,348,459 shares of our common stock by us and certain selling shareholders, including the full exercise of the underwriters’ options to purchase additional shares from us and certain of the selling shareholders. We sold 448,500 shares of our common stock and five selling shareholders sold 1,899,959 shares of our common stock in such offering. The offering included 212,953 shares sold upon full exercise of the underwriters’ option to purchase additional shares, of which 58,500 were sold by us and 154,453 were sold by certain of the selling shareholders. The net proceeds of the offering to us, after deducting the underwriting discounts but before deducting estimated offering expenses, were $27.3 million. We intend to use the proceeds of that offering for general corporate purposes, including to increase capital to support continued growth through acquisitions and continued organic growth. We did not receive any of the proceeds of the sale of shares of our common stock by the selling shareholders.

Emerging Growth Company Status

We have been an “emerging growth company” as defined in the JOBS Act. As a result, we, unlike other public companies that do not qualify for emerging growth company status under the JOBS Act, have not been required to:

•	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, although we have been required to provide, and have provided, to our federal banking regulators such an attestation report of our auditor regarding our management’s assessment of the effectiveness of our internal control over financial reporting for each of the last eight years;

•	comply with certain new requirements proposed by the PCAOB;

•	provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on executive compensation as required by the Dodd-Frank Act; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards, but we irrevocably opted out of the extended transition period. As a result, during the period for which we have been an emerging growth company, we have adopted new or revised accounting standards on the relevant dates on or by which other public companies that were not emerging growth companies were required to adopt such standards.

We will cease to be an “emerging growth company” on January 1, 2018, as a result of our Company becoming a “large accelerated filer” under the rules of the SEC on that date. Accordingly, we expect to comply with all disclosure and other requirements of the federal securities laws applicable to large accelerated filers beginning in 2018, except that we will first be required to comply with the SEC’s pay ratio disclosure rule in 2019.

THE OFFERING

The following summary of this offering contains basic information about this offering and the terms of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a description of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”

Issuer	Independent Bank Group, Inc.

Securities Offered	% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027.

Amount of Securities Offered	$

Maturity Date	December 31, 2027.

Issue Price	% plus accrued interest, if any, from and including December , 2017.

Interest Rate	The notes will bear interest: (i) from and including the date of issuance to, but excluding, December 31, 2022 at a fixed rate of % per year and (ii) from and including December 31, 2022, to, but excluding, the maturity date at a floating rate equal to three-month LIBOR, as determined on the interest determination date for each floating-rate interest period by the calculation agent, provided that if the three-month LIBOR rate is less than zero, then the three-month LIBOR rate shall be deemed to be zero, plus, in each case, a spread of basis points.

Interest Payment Dates	From and including the date of issuance to, but excluding, December 31, 2022, interest on the notes will be payable semiannually in arrears on June 30 and December 31 of each year, commencing on June 30, 2018. The interest payable on the notes on June 30, 2018, will accrue from and including December , 2017. From and including December 31, 2022, interest on the notes will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 2023.

Record Dates	Interest on each note will be payable to the person in whose name such note is registered on the June 15 or December 15 immediately preceding the applicable interest payment date to, but excluding, December 31, 2022, and thereafter to the person in whose name such note is registered on the March 15, June 15, September 15 or December 15 immediately preceding the applicable interest payment date.

Subordination; Ranking	The notes will be unsecured, subordinated and:

•	will rank junior in right of payment and upon our liquidation to all of our existing and future senior indebtedness (as defined in our subordinated debt indenture under which the notes are to be issued and described under “Description of the Notes—Subordination of the Notes” in this prospectus supplement);

•	will rank equally in right of payment and upon our liquidation with all of our existing and future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes;

•	will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes; and

•	will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Independent Bank and our other current and future subsidiaries, including, without limitation, Independent Bank’s liabilities to depositors in connection with the deposits in Independent Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.

As of September 30, 2017, and the date of this prospectus supplement, at the holding company level, we had no senior indebtedness outstanding, although we have a $50.0 million senior revolving credit facility that was undrawn at each such date. That revolving credit facility will expire by its terms on October 19, 2018, unless the term of that facility is extended. As of September 30, 2017, we had outstanding on a gross basis $110.0 million of subordinated indebtedness that will rank equally with the notes and $31.6 million of junior subordinated debentures that will rank junior to the notes.

Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities depends on the dividends paid, and the distributions and other payments made, to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Our right to receive any dividends or to receive any payments or distributions of cash or other assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those dividends, payments or distributions, will be effectively subordinated to the claims of our subsidiaries’ respective creditors and preferred equity holders. As of September 30, 2017, Independent Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $7.6 billion, excluding intercompany liabilities. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement.

Redemption	We may, at our option, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board, beginning December 31, 2022, and on any scheduled interest payment date thereafter, redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption (an “Optional Redemption”).

Other than in the case of an Optional Redemption, the notes may not be redeemed, called or repurchased by us prior to maturity, except that we may, at our option at any time within 90 days following an event listed below, redeem the notes prior to maturity, in whole, but not in part, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest through, but excluding, the redemption date. For more information, see “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

Events of Default; Remedies	The notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the notes may not accelerate the maturity of the notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the notes will become immediately due and payable without any action of the trustee or the holders of the notes. In the event of such an acceleration of the maturity of the notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or accrued and unpaid interest on, the notes. See “Description of the Notes—Events of Default; Limitation on Suits” and “Description of Debt Securities” in the accompanying prospectus.

Denomination; Form	The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company, or DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes—General” and “—Clearance and Settlement.”

Further Issuances	We may, without the consent of the holders of the outstanding notes of the series of our debt securities of which the notes offered hereby are a part, from time to time, issue additional notes of that series ranking equally and ratably with the notes of such series that we are offering by this prospectus supplement and the accompanying prospectus and otherwise similar in all respects, including the same terms as to interest rate, maturity, and redemption rights of our Company, to the notes of that series offered hereby except as otherwise noted under “Description of the Notes” in this prospectus supplement. We may issue an unlimited principal amount of additional senior and subordinated notes of our Company in the future without the consent of the holders of the notes.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ million after deducting the underwriting discount and the payment of the transaction expenses payable by us. We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, including to increase our consolidated capital to support growth through acquisitions and continued organic growth. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and “Risk Factors” on page 1 of the accompanying prospectus for information regarding risk factors you should consider before investing in the notes.

Trustee	Wells Fargo Bank, National Association, acts as the trustee under the subordinated debt indenture pursuant to which the notes will be issued.

Calculation Agent	On or before the determination date for the first floating rate interest period, the Company will appoint a bank, trust company, investment banking firm or other financial institution to serve as the calculation agent for determining the floating rate of interest for each floating rate interest period with respect to the notes. If the Company does not engage such a third party to act as the calculation agent on or prior to such date, the Company will serve as the calculation agent and will be responsible for calculating the interest rate for each floating rate interest period while serving as the calculation agent.

Listing	The notes will not be listed on any national securities exchange or included in any automated dealer quotation system. There is no assurance that an active trading market in the notes will develop or exist after the issuance of the notes.

Governing Law	The notes and the subordinated debt indenture pursuant to which such notes will be issued will be governed by Texas law.

SELECTED FINANCIAL INFORMATION

The following selected historical consolidated financial information as of and for the nine months ended September 30 and 2017 and 2016, has been derived from our unaudited consolidated financial statements such periods, which are incorporated herein by reference, and the following selected consolidated financial information as of and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 has been derived from our audited consolidated financial statements for the years ended December 31, 2016, 2015 and 2014, each of which is incorporated herein by reference, and our audited consolidated financial statements for the years ended December 31, 2013 and 2012.

You should read the following financial information relating to us in conjunction with other information contained in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related accompanying notes incorporated therein by reference. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our historical results for the nine months ended September 30, 2017, are not necessarily indicative of our results to be expected for all of 2017. We have consummated several acquisitions in recent fiscal periods. The results and other financial information of those acquired operations are not included in the table below for the periods or dates prior to their respective acquisition dates and, therefore, the results for these prior periods are not comparable in all respects and may not be predictive of our future results.

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
(dollars in thousands except per share)	(unaudited)
Selected Income Statement Data
Interest income	$220,494	$156,145	$210,049	$174,027	$140,132	$87,214	$71,890
Interest expense	30,270	18,865	26,243	19,929	15,987	12,281	13,337
Net interest income	190,224	137,280	183,806	154,098	124,145	74,933	58,553
Provision for loan losses	6,368	7,243	9,440	9,231	5,359	3,822	3,184
Net interest income after provision for loan losses	183,856	130,037	174,366	144,867	118,786	71,111	55,369
Noninterest income	27,708	14,331	19,555	16,128	13,624	11,021	9,168
Noninterest expense	127,260	86,429	113,790	103,198	88,512	57,671	47,160
Income tax expense	26,985	19,174	26,591	19,011	14,920	4,661	—
Net income	57,319	38,765	53,540	38,786	28,978	19,800	17,377
Preferred stock dividends	—	8	8	240	169	—	—
Net income available to common shareholders	57,319	38,757	53,532	38,546	28,809	19,800	17,377
Pro forma net income(1) (unaudited)	n/a	n/a	n/a	n/a	n/a	16,174	12,147

Per Share Data (Common Stock)(2)
Earnings:
Basic	$2.31	$2.10	$2.89	$2.23	$1.86	$1.78	$2.23
Diluted(3)	2.30	2.09	2.88	2.21	1.85	1.77	2.23
Pro forma earnings:(1) (unaudited)
Basic	n/a	n/a	n/a	n/a	n/a	1.45	1.56
Diluted(3)	n/a	n/a	n/a	n/a	n/a	1.44	1.56
Dividends(4)	0.30	0.24	0.34	0.32	0.24	0.77	1.12
Book value(5)	46.09	34.79	35.63	32.79	30.35	18.96	15.06
Tangible book value per common share(6)	22.57	20.03	21.19	17.85	16.15	15.89	11.19

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
(dollars in thousands except per share)	(unaudited)

Selected Period End Balance Sheet Data
Total assets	$8,891,114	$5,667,195	$5,852,801	$5,055,000	$4,132,639	$2,163,984	$1,740,060
Cash and cash equivalents	763,017	589,600	505,027	293,279	324,047	93,054	102,290
Securities available for sale	747,147	267,860	316,435	273,463	206,062	194,038	113,355
Total loans (gross)	6,390,758	4,367,787	4,582,566	4,001,704	3,205,537	1,726,543	1,378,676
Allowance for loan losses	37,770	29,575	31,591	27,043	18,552	13,960	11,478
Goodwill and core deposit intangible	653,899	272,988	272,496	275,000	241,912	37,852	31,993
Other real estate owned	10,189	2,083	1,972	2,168	4,763	3,322	6,819
Adriatica real estate owned	—	—	—	—	—	—	9,727
Noninterest-bearing deposits	1,939,342	1,143,479	1,117,927	1,071,656	818,022	302,756	259,664
Interest-bearing deposits	4,933,289	3,273,014	3,459,182	2,956,623	2,431,576	1,407,563	1,131,076
Borrowings (other than junior subordinated debentures)	683,492	577,974	568,045	371,283	306,147	195,214	201,118
Junior subordinated debentures(7)	27,604	18,147	18,147	18,147	18,147	18,147	18,147
Series A Preferred Stock	—	—	—	23,938	23,938	—	—
Total stockholders’ equity	1,281,460	643,253	672,365	603,371	540,851	233,772	124,510

Selected Performance Metrics(8)
Return on average assets(9)	0.99%	0.97%	0.98%	0.88%	0.87%	1.04%	1.17%
Return on average equity(9)	7.16	8.27	8.42	6.83	6.65	9.90	16.54
Return on average common equity(9)	7.16	8.27	8.42	7.13	6.89	9.90	16.54
Pro forma return on average assets(1)(9) (unaudited)	n/a	n/a	n/a	n/a	n/a	0.85	0.82
Pro forma return on average equity(1)(9) (unaudited)	n/a	n/a	n/a	n/a	n/a	8.09	11.56
Net interest margin(10)	3.79	3.89	3.81	4.05	4.19	4.30	4.40
Efficiency ratio(11)	56.88	57.01	54.99	59.71	63.32	66.28	68.67
Dividend payout ratio(12)	12.99	11.43	11.76	14.35	12.90	14.20	11.89

Credit Quality Ratios
Nonperforming assets to total assets	0.28%	0.23%	0.34%	0.36%	0.36%	0.58%	1.59%
Nonperforming loans to total loans held for investment(13)	0.24	0.26	0.39	0.37	0.32	0.53	0.81
Allowance for loan losses to nonperforming loans(13)	257.76	264.42	177.06	181.99	183.43	152.93	104.02
Allowance for loan losses to total loans	0.61	0.68	0.69	0.68	0.58	0.81	0.84
Net charge-offs to average loans outstanding (unaudited)(8)	—	—	0.12	0.02	0.03	0.09	0.06

Capital Ratios
Common equity tier 1 capital to risk-weighted assets(14)	9.17%	7.92%	8.20%	7.94%	n/a	n/a	n/a
Tier 1 capital to average assets	8.30	7.46	7.82	8.28	8.15%	10.71%	6.45%
Tier 1 capital to risk-weighted assets(14)	9.60	8.29	8.55	8.92	9.83	12.64	8.22
Total capital to risk-weighted assets(14)	11.72	11.24	11.38	11.14	12.59	13.83	10.51
Total common equity to total assets	14.41	11.35	11.49	11.94	13.09	10.80	7.16
Total common equity to total assets(14)	14.41	11.35	11.49	11.94	12.51	10.80	7.16
Tangible common equity to tangible assets(15)	7.62	6.86	7.17	6.87	7.07	9.21	5.42

(1)	Prior to April 1, 2013, we elected to be taxed for federal income tax purposes as an S corporation under the provisions of Sections 1361 through 1379 of the Internal Revenue Code of 1986, as amended, and, as a result, we did not pay U.S. federal income taxes and have not been required to make any provision or recognize any liability for federal income tax in our consolidated financial statements for any period ended on or before March 31, 2013. As of April 1, 2013, we terminated our S corporation election and commenced being subject to federal income taxation as a C corporation. We have calculated our pro forma net income, pro forma earnings per share on a basic and diluted basis, pro forma return on average assets and pro forma return on average equity for each period presented by calculating a pro forma provision for federal income taxes using an assumed annual effective federal income tax rate of 33.9% and 30.1% for the years ended December 31, 2013 and 2012, respectively, and adjusting our historical net income for each period presented to give effect to the pro forma provision for federal income taxes for such period.
(2)	The per share amounts and the weighted average shares outstanding for the years ended December 31, 2013 and 2012 shown have been adjusted to give effect to the 3.2-for-one split of the shares of our common stock that was effective as of February 22, 2013.
(3)	We calculate our diluted earnings per share for each period shown as our net income divided by the weighted-average number of our common shares outstanding during the relevant period adjusted for the dilutive effect of our outstanding warrants to purchase shares of common stock. Earnings per share on a basic and diluted basis and pro forma earnings per share on a basic and diluted basis were calculated using the following outstanding share amounts, which include participating shares (those shares with dividend rights):

	As of September 30,		As of December 31,
	2017	2016	2016	2015	2014	2013	2012
Weighted average shares outstanding—basic	24,862,241	18,463,952	18,501,663	17,321,513	15,208,544	10,921,777	7,626,205
Weighted average shares outstanding—diluted	24,967,558	18,542,611	18,588,309	17,406,108	15,306,998	10,990,245	7,649,366

(4)	Dividends declared for the years ended December 31, 2013 and 2012, include quarterly cash distributions paid to our shareholders as to the three months ended March 31, 2013 and the year ended December 31, 2012, to provide them with funds to pay their federal income tax liabilities incurred as a result of the pass-through of our net taxable income for such periods to our shareholders as holders of shares in an S corporation for federal income tax purposes. The aggregate amounts of such cash distributions relating to the payment of tax liabilities were $0.52 per share and $0.85 per share for the years ended December 31, 2013 and 2012, respectively.
(5)	Book value per share equals our total common stockholders’ equity (excludes preferred stock) as of the date presented divided by the number of shares of our common stock outstanding as of the date presented. The number of shares of our common stock outstanding as of September 30, 2017 and 2016 was 27,804,877 and 18,488,628, respectively, and as of December 31, 2016, 2015, 2014, 2013 and 2012 was 18,870,312 shares, 18,399,194 shares, 17,032,669 shares, 12,330,158 shares and 8,269,707 shares, respectively.
(6)	We calculate tangible book value per share as of the end of a period as total common stockholders’ equity (excluding preferred stock) less goodwill and other intangible assets at the end of the relevant period divided by the outstanding number of shares of our common stock at the end of that period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. We believe that the presentation of tangible book value per common share provides useful information to investors regarding our financial condition because, as do our management, banking regulators, many financial analysts and other investors, you can use the tangible book value in conjunction with more traditional bank capital ratios to assess our capital adequacy without the effect of our goodwill and other intangible assets and compare our capital adequacy with the capital adequacy of other banking organizations with significant amounts of goodwill and/or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisition. A reconciliation of tangible book value to total stockholders’ equity is presented below.
(7)	Each of seven wholly owned, but nonconsolidated, subsidiaries of Independent Bank Group holds a series of our junior subordinated debentures purchased by the subsidiary in connection with, and paid for with the proceeds of, the issuance of trust preferred securities by that subsidiary. We have guaranteed the payment of the amounts payable under each of those issues of trust preferred securities.
(8)	The values for the selected performance metrics presented and for the net charge-offs to average loans outstanding ratio presented for the nine months ended September 30, 2017 and 2016, other than the dividend payout ratio, are annualized.

(9)	We have calculated our return on average assets and return on average equity for a period by dividing net income for that period by our average assets and average equity, as the case may be, for that period. We have calculated our pro forma return on average assets and pro forma return on average equity for a period by calculating our pro forma net income for that period as described in note (1) above and dividing that by our average assets and average equity, as the case may be, for that period. We calculate our average assets and average equity for a period by dividing the sum of our total asset balance or total stockholder’s equity balance, as the case may be, as of the close of business on each day in the relevant period and dividing by the number of days in the period. We calculate our return on average common equity by excluding the preferred stock dividends to derive at net income available to common stockholders and excluding the average balance of our Series A preferred stock from the total average equity to derive at common average equity. We calculate our return on average common equity by excluding the preferred stock dividends to derive at our net income available to common stockholders and excluding the average balance of our Series A preferred stock from the total average equity to derive at common average equity.
(10)	Net interest margin for a period represents net interest income for that period divided by average interest-earning assets for that period.
(11)	Efficiency ratio for a period represents noninterest expenses, excluding the amortization of core deposit intangibles, for that period divided by the sum of net interest income and noninterest income for that period.
(12)	We calculate our dividend payout ratio for each period presented as the dividends paid per share for such period (excluding cash distributions made to shareholders in connection with tax liabilities as described in note (4) above) divided by our basic earnings per share for such period.
(13)	Nonperforming loans include nonaccrual loans, loans past due 90 days or more and still accruing interest, and accruing loans modified under troubled debt restructurings.
(14)	Prior to 2015, we calculated our risk-weighted assets using the standardized method of the Basel II Framework, as implemented by the Federal Reserve Board and the FDIC. Beginning January 1, 2015, we calculated our risk-weighted assets using the Basel III Framework. The common equity tier 1 capital to risk-weighted assets ratio was a new ratio required under the Basel III Framework, effective January 1, 2015. This ratio is not applicable for periods prior to January 1, 2015. We calculate common equity as of the end of the period as total stockholders’ equity less the preferred stock at period end.
(15)	We calculate tangible common equity as of the end of a period as total common equity (excluding preferred stock) less goodwill and other intangible assets as of the end of the period and calculate tangible assets as of the end of a period as total assets less goodwill and other intangible assets as of the end of the period. Tangible common equity to tangible assets is a non-GAAP financial measure, and as we calculate tangible common equity to tangible assets, the most directly comparable GAAP financial measure is total common equity to total assets. We believe that the presentation of tangible common equity to tangible assets provides useful information to investors regarding our financial condition because, as do our management, banking regulators, many financial analysts and other investors, you can use the tangible common equity in conjunction with more traditional bank capital ratios to assess our capital adequacy without the effect of our goodwill and core deposit intangibles and compare our capital adequacy with the capital adequacy of other banking organizations with significant amounts of goodwill and/or core deposit intangibles. A reconciliation of the ratios of tangible common equity to tangible assets to the ratios of total common equity to total assets is presented below.

Reconciliations of Non-GAAP Financial Measures

The following information reconciles: (i) our tangible book value per common share, a non-GAAP financial measure, as of the dates presented to our book value per common share, a financial measure calculated and presented in accordance with GAAP, as of the dates presented; and (ii) our ratio of tangible common equity to tangible assets, a non-GAAP financial measure, as of the dates presented to our ratios of total common equity to total assets, a financial measure calculated and presented in accordance with GAAP, as of the dates presented.

	September 30,		December 31,
	2017	2016	2016	2015	2014	2013	2012
(dollars in thousands except per share)	(unaudited)
Tangible Common Equity
Total common equity	$1,281,460	$643,253	$672,365	$603,371	$516,913	$233,772	$124,510
Adjustments:
Goodwill	(606,701)	(258,319)	(258,319)	(258,643)	(229,457)	(34,704)	(28,742)
Core deposit intangibles, net	(47,198)	(14,669)	(14,177)	(16,357)	(12,455)	(3,148)	(3,251)

Tangible Common Equity	$627,561	$370,265	$399,869	$328,371	$275,001	$195,920	$92,517

Common shares outstanding	27,804,877	18,488,628	18,870,312	18,399,194	17,032,669	12,330,158	8,269,707
Book value per common share	$46.09	$34.79	$35.63	$32.79	$30.35	$18.96	$15.06
Tangible book value per common share	$22.57	$20.03	$21.19	$17.85	$16.15	$15.89	$11.19
Tangible Assets
Total assets-GAAP	$8,891,114	$5,667,195	$5,852,801	$5,055,000	$4,132,639	$2,163,984	$1,740,060
Adjustments:
Goodwill	(606,701)	(258,319)	(258,319)	(258,643)	(229,457)	(34,704)	(28,742)
Core deposit intangibles	(47,198)	(14,669)	(14,177)	(16,357)	(12,455)	(3,148)	(3,251)

Tangible Assets	$8,237,215	$5,394,207	$5,508,305	$4,780,000	$3,890,727	$2,126,132	$1,708,067

Total common equity to total assets	14.41%	11.35%	11.49%	11.94%	12.51%	10.80%	7.16%
Tangible common equity to tangible assets	7.62	6.86	7.17	6.87	7.07	9.21	5.42

RISK FACTORS

Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks, as well as those beginning in our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operation and prospects, and holders of the notes could lose some or all of their investment.

Risks Related to the Notes and This Offering

The notes are subordinated to our senior indebtedness and to the obligations of our subsidiaries.

The notes are our subordinated, unsecured obligations and, consequently, are junior in right of payment to all of our secured and unsecured senior indebtedness now existing or that we incur in the future. As a result, if we become subject to any termination, winding up, liquidation or reorganization, including as a result of any liquidation, reorganization or other insolvency proceeding under bankruptcy laws or any other applicable insolvency law, make any assignment for the benefit of our creditors or otherwise engage in any marshalling of our assets and liabilities, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if a default in the payment of principal of, or interest on, any senior indebtedness occurs and is continuing past any applicable grace period or if any event of default occurs and is continuing with respect to any senior indebtedness or would occur with respect to any senior indebtedness if we pay the principal of, or any interest on, the notes and that event of default would allow the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness, we may not pay the principal of, or any interest on, the notes until such default or event of default with respect to the senior indebtedness is cured or waived or otherwise ceases to exist. The senior indebtedness to which the notes are subordinated is described below under “Description of the Notes—Subordination of the Notes.”

As of September 30, 2017, and the date of this prospectus supplement, we did not have any senior indebtedness outstanding, although we have in effect a senior revolving credit facility under which we may borrow up to a total of $50.0 million to be outstanding at any one time that was undrawn at each such date. That revolving credit facility expires by its terms on October 19, 2018, unless the term of such facility is extended. The subordinated debt indenture, which governs the notes, does not limit the amount of additional indebtedness or senior indebtedness that we may incur or the amount of indebtedness that Independent Bank may incur. In the future, we may issue senior or subordinated debt securities, including additional notes of the series of our debt securities of which the notes offered hereby are a part, and incur other indebtedness, which may be substantial in amount, including secured indebtedness, indebtedness that is senior in right of payment to the notes and indebtedness ranking equally in right of payment with the notes. In addition, Independent Bank could incur indebtedness of which it is the obligor, and that indebtedness would be structurally senior to the notes.

As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes might lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. Moreover, we could issue other subordinated debt securities that would rank equally in right of payment to the notes. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, the notes, together with such other subordinated debt securities and any of our other general, unsecured obligations that do not constitute senior indebtedness will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.

The notes will be structurally subordinate to the obligations of Independent Bank and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of Independent Bank and our other subsidiaries in the event of their liquidation or insolvency.

The notes are obligations exclusively of Independent Bank Group and are not obligations of Independent Bank. Independent Bank is a separate and distinct legal entity from Independent Bank Group, will not be an obligor with respect to the notes, will not guarantee the payment of the notes and will have no obligation to pay any amounts to Independent Bank Group, including any dividends, to make any other distributions to Independent Bank Group or to provide Independent Bank Group with funds to meet or discharge any of Independent Bank Group’s obligations or liabilities, including the notes. Independent Bank Group’s rights and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of Independent Bank (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of Independent Bank (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of Independent Bank, including depositors in Independent Bank. As a consequence of the foregoing, the notes will be effectively structurally subordinate to all of the obligations and liabilities of Independent Bank and Independent Bank Group’s other subsidiaries to the extent that the liabilities of Independent Bank, including its deposit liabilities, and our other subsidiaries equal or exceed the realizable value of their respective assets.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the guidelines of the Federal Reserve Board regarding capital adequacy. We intend to treat the notes as “Tier 2 capital” of our Company under the Federal Reserve Board’s regulatory capital rules and guidelines. The Federal Reserve Board guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments such as the notes on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, under Federal Reserve Board policy, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. We may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.

If Independent Bank Group were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Independent Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

We depend primarily on cash dividends from our subsidiary, Independent Bank, to meet our cash obligations. Failure of Independent Bank to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.

Independent Bank Group is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the assets of the consolidated companies are owned by our subsidiaries, in particular, Independent Bank. Dividends from Independent Bank provide a substantial portion of Independent Bank Group’s cash flow and are the source of the funds that we will use to pay interest on the notes. Various regulatory provisions limit the amount of dividends Independent Bank can pay to Independent Bank Group without regulatory approval. In certain cases, regulatory authorities may even prohibit Independent Bank from paying dividends to Independent Bank Group. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If Independent Bank cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any other reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional securities of Independent Bank Group to obtain funds necessary to make one or more such payments of accrued and unpaid interest on, and to pay the principal of, the notes. Independent Bank paid Independent Bank Group approximately $36.0 million and approximately $25.5 million in dividends during the year ended December 31, 2016, and the nine months ended September 30, 2017, respectively. We paid interest of $5.8 million and $7.2 million on our outstanding indebtedness in the year ended December 31, 2016, and the nine months ended September 30, 2017, respectively.

There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect the price of the notes in any trading market that develops in the notes following the offering.

The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be difficult for you to sell your notes. We do not intend to list the notes on any securities exchange or to apply to have the notes quoted on any automated dealer quotation system. A market for the notes may not develop, and if such a market does develop, such market may not continue to exist or provide liquidity for the notes following the offering or provide a market at prices for the notes acceptable to investors.

The amount of interest payable on the notes will vary from interest period to interest period after December 31, 2022.

Because three-month LIBOR is a floating rate, the interest rate on the notes will vary from interest period to interest period after December 31, 2022, at a floating rate equal to three-month LIBOR, as calculated on each applicable determination date, provided that if the three-month LIBOR rate is less than zero, then the three-month LIBOR rate shall be deemed to be zero, plus            basis points (        %) per year. The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if three-month LIBOR increases during that period.

Changes in inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined may adversely affect the value of the notes.

Beginning in 2008, concerns have been raised that some of the member banks surveyed by the British Bankers’ Association, or the BBA, in connection with the calculation of daily LIBOR rates, which rates were referred to as “BBA LIBOR,” may have been under-reporting the inter-bank lending rate applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that could result from reporting higher interbank lending rates or to increase the value of trading positions. On December 19, 2012, US, UK and Swiss governmental authorities announced a $1.5 billion settlement with UBS AG for its involvement in misreporting BBA LIBOR and other rates. In connection with this settlement, UBS’s Japanese subsidiary pleaded guilty to fraud and the US Department of Justice charged two former UBS traders with criminal conspiracy. In June 2012, Barclays Bank was fined $451 million by governmental authorities in the United States and the United Kingdom, or the UK, for that bank’s involvement in misreporting BBA LIBOR. Inquiries remain ongoing, including investigations by regulators and governmental authorities in various jurisdictions. Such under-reporting may have resulted in the BBA LIBOR rate being artificially low. If any such under-reporting still exists and some or all of the member banks discontinue such practice, there may be a resulting sudden or prolonged upward movement in BBA LIBOR rates.

In addition, the final report of the Wheatley Review of BBA LIBOR, published in September 2012, set forth recommendations relating to the setting and administration of BBA LIBOR, and in March 2013, the UK’s

Financial Services Authority, or the FSA, finalized new rules that bring regulatory oversight of LIBOR under the scope of the UK government. Effective April 1, 2013, the FSA was replaced by the UK’s Financial Conduct Authority, or the FCA, and the UK’s Prudential Regulation Authority, with the Bank of England having overall responsibility for financial stability and BBA LIBOR benchmarks falling under the scope of the FCA. Among the new rules, administrators and banks must appoint an individual, approved by the FCA, to oversee compliance and banks will be required to have in place clear conflicts of interest policies and appropriate systems and controls. At the present time, it is uncertain what further changes, if any, may be made by the UK government or other governmental or regulatory authorities in the method for determining BBA LIBOR, whether any such further changes would cause any decrease or increase in LIBOR rates or whether BBA LIBOR will continue to be reported or quoted by banks for deposits in U.S. dollars in the London interbank market. Proposed changes include a reduction in the number of currencies and tenors for which LIBOR is calculated, and changes in how LIBOR is calculated by basing submissions on actual transactions data.

Furthermore, on July 27, 2017, the FCA announced that it will no longer persuade or compel banks to submit LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities, including the notes, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA, including the FCA Announcement, the ICE Benchmark Administration Limited or any other successor governance or oversight body, or future changes adopted by any such body in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates.

Any changes in the method pursuant to which LIBOR rates are determined, or the development of a widespread market view that LIBOR rates are being manipulated by IBA or any other market participants involved in any manner in the determination of LIBOR rates, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If any such change or development were to occur, the level of interest payments and the value of the notes may be adversely affected.

In addition, if the three-month LIBOR is not available on any determination date for any reason, then the rate for the applicable Floating Rate Interest Period (as defined below) will be determined using the alternative methods described in “Description of the Notes—Payment of Principal and Interest – Floating Rate Period.” Any of these alternative methods may result in interest payments that are lower than, or that do not otherwise correlate over time with, the interest payments that would have been made on the notes if three-month LIBOR were available in its current form. The final alternative method sets the interest rate for the applicable Floating Rate Interest Period to equal the three-month LIBOR for the then current Floating Rate Interest Period or, in the case of the first Floating Rate Interest Period,     % (resulting in a     % interest rate on the notes for such Floating Rate Interest Period).

The use of any alternative method to calculate a floating rate of interest with respect to the notes, or other consequential changes to LIBOR as a result of international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on the notes. The indenture requires the Company to appoint a calculation agent to calculate the interest rate for each interest rate period during the floating rate period. If the Company does not engage such a third party to act as the calculation agent on or before the determination date for the first Floating Rate Interest Period, the Company will serve as the calculation agent and will be responsible for calculating the interest rate for each floating rate interest period while serving as the calculation agent.

You will have no rights against the publishers of LIBOR.

You will have no rights against any person publishing LIBOR rates, even though the amount you receive on each interest payment date after December 31, 2022 will depend on the level of the three-month LIBOR rate quoted for each interest period during the period for which the notes bearing interest at a floating rate. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.

Because the notes may be redeemed at our option at any time after December 31, 2022 and, under certain circumstances, prior to their maturity, you may be subject to reinvestment risk.

We will have the right, subject to the receipt of any required approval of the Federal Reserve Board, to redeem the notes at our option (i) in whole or in part on any interest payment date on or after December 31, 2022 and (ii) in whole, but not in part, at any time within 90 days following certain events as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events,” in each case at a redemption price equal to 100% of the principal amount of the notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the notes on or after December 31, 2022 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our right to redeem the notes prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the notes by reducing the term of such investment. If an early redemption occurs, you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to our notes.

The notes contain limited events of default, and the remedies available thereunder are limited.

As described in “Description of the Notes — Events of Default; Limitation on Suits,” the notes contain limited events of default and remedies. As a result of our intent to treat all of the notes as Tier 2 capital after the consummation of the offering of the notes, the ability of the trustee under the subordinated debt indenture that governs the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on the notes will be limited to the events of default that occur upon the entry of a decree or order for relief in respect of Independent Bank Group by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order having continued unstayed and in effect for a period of 60 consecutive days or if Independent Bank Group commences a bankruptcy or insolvency proceeding or consents to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect. Consequently, neither the trustee nor any holder of notes has or will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture. The holders of our outstanding subordinated notes and junior subordinated debentures are subject to substantially the same limitations, but the holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a noninsolvency default has occurred, but an insolvency default has not occurred, with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.

No limit or restriction exists on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, and the indenture governing the notes does not contain any financial covenants.

No limit or restriction exists on the amount of securities or other liabilities that we may issue, incur or guarantee and that rank senior in right of payment to, or pari passu with, the notes. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in any reorganization under the Bankruptcy Code or any liquidation or winding up under the Bankruptcy Code or otherwise of Independent Bank Group and may limit Independent Bank Group’s ability to meet its obligations under the notes. In addition, neither the indenture nor the notes contain any restriction on Independent Bank Group’s ability to issue securities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the indenture under which the notes are issued. Neither such indenture nor the notes contain any financial covenants that would require us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed certain financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither such indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes or any of our other outstanding debt securities, or to pay dividends or make other distributions to our shareholders. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The market value of the notes may be influenced by unpredictable factors.

Certain factors, many of which beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in any secondary market for the notes, including:

•	our creditworthiness, financial performance and financial condition from time to time;

•	prevailing interest rates;

•	supply and demand for the notes;

•	economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;

•	the market for similar securities; and

•	the trading price of our common stock.

Accordingly, if an investor in the notes sells those notes in the secondary market, it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes or a price equal to the price that the investor paid for the notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or FDIC, or any other governmental agency or instrumentality.

Our management will have broad discretion as to the use of the net proceeds to us from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, including to increase our consolidated capital to support continued growth through acquisitions and continued organic growth. We may apply the net proceeds from the offering in one or more ways with which some investors in this offering may not agree. Moreover, our management may use such net proceeds in ways that do not improve our financial position or results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Management’s failure to use such funds effectively could have an adverse effect on our business, results of operations and financial condition. See “Use of Proceeds.”

Risks Related to the Pending Acquisition of Integrity Bancshares

The pending acquisition of Integrity Bancshares may not be completed.

Completion of the acquisition of Integrity Bancshares with and into Independent Bank is subject to regulatory approval. We cannot assure you that we will be successful in obtaining required regulatory approvals. If we are not successful in obtaining required regulatory approvals, the acquisition will not be completed. If such regulatory approvals are received, there can be no assurance as to the timing of those approvals or whether any conditions will be imposed that would result in certain closing conditions of the acquisition not being satisfied.

The consummation of the acquisition is also subject to other conditions precedent described in the reorganization agreement between the Company and Integrity Bancshares. If a condition of either party is not satisfied, that party may be able to terminate the reorganization agreement and, in such case, the acquisition would not be consummated. We cannot assure you that all of the conditions precedent in the reorganization agreement will be satisfied or that the acquisition of Integrity Bancshares will be completed.

Integrity Bancshares and Integrity Bank will be subject to business uncertainties and contractual restrictions while the acquisition is pending.

Uncertainty about the effect of the acquisition on employees and customers may have an adverse effect on Integrity Bancshares and Integrity Bank and, consequently, on Independent and Independent Bank. Uncertainties surrounding the acquisition may impair the ability of one or more of the Company, Independent Bank, Integrity Bancshares and Integrity Bank to attract, retain and motivate key personnel until the acquisition is completed, and could cause customers and others that deal with either of the banks to seek to change their existing business relationships with such bank. In addition, the reorganization agreement restricts Integrity Bancshares and Integrity Bank from taking other specified actions until the acquisition occurs without Independent’s consent. These restrictions may prevent Integrity Bancshares or Integrity Bank from pursuing attractive business opportunities that may arise prior to the completion of the acquisition.

Integrating Integrity Bank into Independent Bank’s operations may be more difficult, costly or time-consuming than Independent expects.

Independent Bank and Integrity Bank will continue to operate independently until the acquisition is completed. Accordingly, the process of integrating Integrity Bank’s operations into Independent Bank’s operations could result in the disruption of operations or the loss of Integrity Bank customers and employees and make it more difficult to achieve the intended benefits of the acquisition. Inconsistencies between the standards, controls, procedures and policies of Independent Bank and those of Integrity Bank could adversely affect Independent Bank’s ability to maintain relationships with current customers and employees of Integrity Bank if and when the acquisition is completed.

As with any acquisition of banking institutions, business disruptions may occur that may cause Independent Bank to lose customers or may cause Integrity Bank’s customers to withdraw their deposits from Integrity Bank prior to the acquisition’s consummation and from Independent Bank thereafter. The realization of the anticipated benefits of the acquisition may depend in large part on Independent’s ability to integrate Integrity Bank’s operations into Independent Bank’s operations, and to address differences in business models and cultures. If Independent is unable to integrate the operations of Integrity Bancshares and Integrity Bank into Independent’s and Independent Bank’s operations successfully and on a timely basis, some or all of the expected benefits of the acquisition may not be realized. Difficulties encountered with respect to such matters could result in an adverse effect on the financial condition, results of operations, capital, liquidity or cash flows of Independent Bank and the Company.

The Company may fail to realize the cost savings anticipated from the acquisition.

Although the Company anticipates that it would realize certain cost savings as to the operations of Integrity Bancshares and Integrity Bank and otherwise from the acquisition if and when the operations of Integrity Bancshares and Integrity Bank are fully integrated into the Company’s and Independent Bank’s operations, it is possible that the Company may not realize all of the cost savings that the Company has estimated it can realize from the acquisition. For example, for a variety of reasons, the Company may be required to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced as a result of the acquisition. The Company’s realization of the estimated cost savings also will depend on the Company’s ability to combine the operations of the Company and Independent Bank with the operations of Integrity Bancshares and Integrity Bank in a manner that permits those costs savings to be realized. If the Company is not able to integrate the operations of Integrity Bancshares and Integrity Bank into the Company’s and Independent Bank’s operations successfully and to reduce the combined costs of conducting the integration operations of the two banks, the anticipated cost savings may not be fully realized, if at all, or may take longer to realize than expected. The Company’s failure to realize those cost savings could materially adversely affect Independent’s financial condition, results of operations, capital, liquidity or cash flows.

USE OF PROCEEDS

We expect to that the net proceeds from this offering to us, after the underwriting discount and estimated offering expenses payable by us, will be approximately $            million.

We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, including to increase our consolidated capital to support continued growth through acquisitions and continued organic growth.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

You should read this information together with our consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

The following table sets forth our cash and cash equivalents and capitalization, including regulatory capital ratios, on a consolidated basis, as of September 30, 2017, on an actual basis as of that date and as adjusted to give effect to (i) this offering, (ii) our sale of 448,500 shares of our common stock, in an SEC-registered public offering that was consummated on December 6, 2017 and (iii) as adjusted to give effect to such equity offering and this offering, in the case of this offering, taking into account the expected net proceeds of such offering to us (after deducting the respective underwriting discounts and estimated offering expenses payable by us):

		As of September 30, 2017
(Dollars in thousands, except per share amounts)	Actual	As Adjusted for this Offering		As Adjusted for Equity Offering	Pro Forma As Adjusted for Equity Offering and this Offering
Cash and cash equivalents
Cash and due from banks	$268,498	$		$295,339	$
Interest bearing deposits with other banks	484,519		484,519	484,519		484,519
Federal funds sold	10,000		10,000	10,000		10,000

Total cash and cash equivalents	$763,017	$		$789,858	$

Debt:
Federal Home Loan Bank borrowings	$560,687		$560,687	$560,687		$560,687
Subordinated debt	107,567			107,567
Junior subordinated notes issued to capital trusts	27,604		27,604	27,604		27,604
Long-term debt	—		—	—		—

Total Debt	$695,858	$		$695,858	$

Shareholders’ equity:
Common stock, par value $0.01 per share, 100,000,000 shares Authorized; issued and outstanding 27,804,877 shares actual, 28,263,377 shares as adjusted for the equity offering(1) (2)	$278		$278	$283		$283
Other shareholders’ equity	1,281,182		1,281,182	1,308,018		1,308,018

Total shareholders’ equity	$1,281,460		$1,281,460	$1,308,301		$1,308,301

Capital Ratios:
Common equity Tier 1 ratio(3)	9.17%		9.17%	9.56%		9.56%
Leverage ratio(3)	8.30		8.30	8.63		8.63
Tier 1 capital to risk-weighted assets(3)	9.60		6.90	9.99		9.99
Total capital to risk-weighted assets(3)	11.72			12.10

(1)	Our charter authorizes us to issue up to 10,000,000 shares of our preferred stock, of which no shares were issued or outstanding as of September 30, 2017, or thereafter through December , 2017.
(2)	Includes the 448,500 shares of our common stock issued upon the consummation of the public offering of such shares of our common stock on December 6, 2017.
(3)	Capital ratios are as of September 30, 2017, as indicated in our regulatory filings with the Board of Governors of the Federal Reserve System.

RATIOS OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges, both excluding and including interest on deposits, by (2) total fixed charges, both excluding and including interest on deposits. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expenses attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

	Nine Months Ended September 30, 2017	At or for the Year Ended December 31,
		2016	2015	2014	2013	2012
Excluding interest on deposits	8.57x	8.16x	7.58x	7.26x	5.37x	4.37x
Including interest on deposits	3.70x	3.94x	3.78x	3.65x	2.95x	2.29x

DESCRIPTION OF THE NOTES

We will issue the notes under the subordinated debt indenture, dated as of June 25, 2014, between Independent Bank Group, Inc., as the issuer, and Wells Fargo Bank, National Association, as the trustee, as amended and supplemented by a first supplemental indenture dated as of July 17, 2014 (which established our series of 5.875% subordinated notes due August 1, 2024) and a second supplemental indenture dated as of December     , 2017 (which will establish our series of fixed-to-floating rate subordinated notes due December 31, 2027). We refer to this subordinated debt indenture, as amended and supplemented by the first supplemental indenture and as it is to be amended and supplemented by the second supplemental indenture, as the indenture, and we refer to Wells Fargo Bank, National Association, or Wells Fargo, in its capacity as the trustee under the indenture, as the trustee. The notes will be issued under and governed by the indenture. You may request a copy of the indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus. The following summary of certain provisions of the notes in this prospectus supplement and the summary of certain provisions of our debt securities and the indenture in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

General

The notes will be unsecured, subordinated obligations of our Company and will mature on December 31, 2027 unless redeemed prior to such date in accordance with the provisions set forth below under “—Optional Redemption and Redemption Upon Special Events.” The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Unless previously purchased and cancelled or redeemed prior to maturity, we will repay the notes at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity. We will pay principal of and interest on the notes in U.S. dollars. The notes will constitute our unsecured debt obligations and will rank equally among themselves and with our existing subordinated notes due 2024 and will rank junior in right of payment to our senior indebtedness as described below in “—Subordination of the Notes.” No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. The notes will not be subject to defeasance or covenant defeasance. Except as described below under “—Clearance and Settlement,” the notes will be issued only in book-entry form and will be represented by a global note registered in the name of Cede & Co, as the nominee of DTC. See “—Clearance and Settlement” below.

The notes are a part of a series of our subordinated debt securities that will be established under the subordinated debt indenture upon the execution by us and the trustee of the second supplemental indenture. We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes ranking equally with the notes and/or with identical terms to the notes in all respects (except for the issue date, the price of issuance, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. However, any additional notes of the series of which the notes are a part that are issued and are not fungible with the outstanding notes of such series for U.S. federal income tax purposes will be issued under one or more separate CUSIP and ISIN numbers. No limit exists on the aggregate principal amount of the notes of this series that we may issue.

The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including Independent Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The notes and the indenture are governed by, and shall be construed in accordance with, the laws of the State of Texas.

The notes are not deposits in Independent Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, Independent Bank or any of our other subsidiaries or affiliates.

No recourse will be available for the payment of principal of or interest on any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, shareholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity.

Payment of Principal and Interest

Payment of the full principal amount of the notes will be due on December 31, 2027, or the maturity date, unless the notes are purchased and cancelled or redeemed prior to the maturity date.

Fixed Rate Period

Unless redeemed prior to the maturity date as contemplated below under “—Optional Redemption and Redemption Upon Special Events,” from and including the date of issuance to, but excluding, December 31, 2022, which we refer to as the “Fixed Rate Period,” the notes will bear interest at an initial rate of         % per year. During the Fixed Rate Period, interest on the notes will accrue from and including December      2017, and will be payable semiannually in arrears on each June 30 and December 31 during the Fixed Rate Period, each a “Fixed Period Interest Payment Date,” commencing on June 30, 2018. During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest payable on the notes on any Fixed Period Interest Payment Date will, except as noted below, be paid to the person in whose name the notes are registered at the close of business on June 15 or December 15 (whether or not a business day) immediately preceding the Fixed Period Interest Payment Date. If any Fixed Period Interest Payment Date for the notes or the date for the payment of principal for the notes occurring during the Fixed Rate Period falls on a day that is not a business day (as defined below), the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

Floating Rate Period

Unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events,” from and including December 31, 2022, to, but excluding, the maturity date, which we refer to as the “Floating Rate Period,” the notes will bear interest at a floating rate equal to the three-month LIBOR, reset quarterly, as calculated on each determination date provided that if the three-month LIBOR rate is less than zero, then the three-month LIBOR rate shall be deemed to be zero, plus a spread of         basis points. A “Floating Rate Interest Period” means the period from and including each Floating Period Interest Payment Date

(as defined below) to, but excluding, the next succeeding Floating Period Interest Payment Date, except the initial Floating Rate Interest Period will be the period from and including December 31, 2022 to, but excluding, the next succeeding Floating Period Interest Payment Date.

During the Floating Rate Period, interest on the notes will accrue from and including December 31, 2022 and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, each a “Floating Period Interest Payment Date” and, together with any Fixed Period Interest Payment Date, an “Interest Payment Date,” commencing on March 31, 2023 and interest will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. The Company shall notify the trustee in writing of the interest rate for each Floating Rate Period on the applicable determination date.

If any Floating Period Interest Payment Date or the maturity date for the notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date) unless, with respect to a Floating Period Interest Payment Date only, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to, but excluding, such Floating Period Interest Payment Date as so adjusted.

The term “business day” with respect to the notes means any calendar day that is not a Saturday, Sunday or that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed in The City of New York, New York, and on which the trustee and commercial banks are open for business in New York, New York; provided, however, that in the case of any Floating Period Interest Payment Date, such day is also a London Banking Day (as defined below); provided, further, that such term shall mean, when used with respect to any payment of principal of, or premium, if any, or interest on the notes to be made at any Place of Payment (as defined below) for the notes any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

The term “London Banking Day” means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London.

The interest payable on the notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the notes are registered on the books of the Company or the Security Registrar at the close of business on March 15, June 15, September 15 or December 15 (whether or not a business day) immediately preceding the applicable Floating Period Interest Payment Date. Payments will include interest accrued to, but excluding, the relevant Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at the Company’s option in the event the notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

The term “three-month LIBOR” means, as determined by the Calculation Agent (as defined below) on the second London Banking Day immediately preceding the commencement of the applicable Floating Rate Interest Period (the “determination date”) and provided to the trustee in writing, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of approximately 11:00 a.m., London time, on such determination date. If such rate does not appear on the Designated LIBOR Page at such time, or the Designated LIBOR Page is not available on such date, the Calculation Agent shall obtain such rate from Bloomberg L.P.’s page “BBAM” (or any successor or replacement page). If the Calculation Agent determines that such rate has been discontinued, then it shall determine in its sole discretion whether to use a substitute or successor base rate that is most comparable to such rate, provided that if the Calculation Agent determines there is an industry accepted successor base rate, the Calculation Agent shall use such successor base rate, and if the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may also implement changes to the business day convention, any business day definition, the determination date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. If the Calculation Agent determines that such rate has been discontinued, but the Calculation Agent does not determine to use a substitute or successor base rate as provided above, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such determination date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “representative amount”). If at least two such quotations are so provided, three-month LIBOR for such Floating Rate Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., the City of New York time, on such determination date and in a representative amount. If at least two such rates are so provided, three-month LIBOR for such Floating Rate Period will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for such Floating Interest Rate Period will be set to equal the three-month LIBOR for the then current Floating Rate Interest Period or, in the case of the first Floating Rate Interest Period,      % (resulting in a     % interest rate on the notes for such Floating Rate Interest Period).

The term “Designated LIBOR Page” means the display on Reuters or any successor service, on page LIBOR01 or on any other page as may replace that page on the service, for the purpose of displaying the London interbank rates of U.S. dollars.

The term “Calculation Agent” means the calculation agent appointed by the Company to calculate the interest due with respect to the Notes on each Floating Period Interest Payment Date, which calculation agent shall be appointed on or before the determination date for the first Floating Period Interest Payment Date (and which calculation agent may be the trustee, the Company or one of their respective affiliates). If the Company does not engage a third party to act as the Calculation Agent on or before the determination date for the first Floating Rate Interest Period, the Company will serve as the Calculation Agent and will be responsible for calculating the interest rate for each Floating Rate Interest Period while serving as the Calculation Agent.

The term “Place of Payment” means the place or places where the principal of, or any premium or interest on the notes are payable as provided in or pursuant to the indenture or the notes.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.

“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to our Company, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness is outstanding at the time of execution of the indenture or thereafter incurred, created or assumed:

•

“existing senior indebtedness,” which means our indebtedness in the amount of up to $50.0 million that may be incurred pursuant to our revolving credit facility for which U.S. Bank, National Association is the administrative agent and any renewal or extension thereof or any new facility replacing or refinancing such revolving credit facility;

•	our other indebtedness evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, including by means of the base prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

However, “senior indebtedness” excludes:

•	any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of our Company, including subordinated debt securities of one or more series;

•	any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the notes and any other securities issued pursuant to the indenture and our outstanding junior subordinated indentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates and at maturity and to pay the principal of the notes at maturity unless:

•	we are subject to any termination, winding up, liquidation or reorganization, including pursuant to any liquidation, reorganization or other insolvency proceeding under the bankruptcy or other insolvency laws or we have made an assignment for the benefit of our creditors or otherwise marshalled our assets and liabilities; or

•	a default in the payment of principal of, and premium, if any, or interest on, any senior indebtedness has occurred that is continuing beyond any applicable grace period or an event of default has occurred and is continuing with respect to any senior indebtedness or would occur as a result of a payment of principal of, or interest on, the notes being made and that event of default would permit the holders of any senior indebtedness to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived and otherwise ceased to exist.

Upon our termination, winding up, liquidation or reorganization, including as a result of any action in any liquidation, reorganization or other insolvency proceeding under the bankruptcy laws or any other applicable insolvency law or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.

In the event that we are subject to any termination, winding up, liquidation or reorganization, including pursuant to any liquidation, reorganization or other insolvency proceeding under the bankruptcy or any other insolvency laws, or we have made an assignment for the benefit of our creditors or otherwise marshalled our assets and liabilities, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

We have outstanding junior subordinated debentures that relate to outstanding trust preferred securities issued by certain special purpose trusts to which the notes will rank senior in right of payment. We also have outstanding other subordinated notes to which the notes will rank equally in right of payment. In addition, we may incur other indebtedness and obligations, the terms of which provide that such indebtedness ranks either equally or junior in right of payment with or to the notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the notes. As discussed above, upon our termination, winding up, liquidation or reorganization, including as a result of any liquidation, reorganization or other insolvency proceeding under the bankruptcy laws or any other applicable insolvency law, the indebtedness and obligations ranking equally with the notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the notes, such as our junior subordinated debentures, will not be entitled to receive any payments until the notes and all of our indebtedness and obligations ranking equally in right of payment to the notes have been paid in full.

All liabilities of Independent Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of such subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by Independent Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes. Regulatory rules may restrict Independent Bank’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of Independent Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

As discussed above, neither the notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that we, Independent Bank or any of our other subsidiaries may incur. As of September 30, 2017, Independent Bank Group had no senior indebtedness outstanding, $110.0 million of subordinated indebtedness on a gross basis (which was comprised of our other outstanding subordinated notes) outstanding ranking equally with the notes and $31.6 million of junior subordinated indebtedness on a gross basis (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. As of September 30, 2017, and the date of this prospectus supplement, we had in effect a senior revolving credit facility permitting us to borrow up to $50.0 million to be outstanding at any one time. That facility will expire by its terms on October 19, 2018. Any indebtedness and liabilities of Independent Bank or our other subsidiaries is not a part of our senior indebtedness. The notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including Independent Bank. As of September 30, 2017, Independent Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $7.6 billion, excluding intercompany liabilities, all of which is structurally superior in right of payment to the notes.

Optional Redemption and Redemption Upon Special Events

We may redeem the notes, at our sole option, beginning with the interest payment date of December 31, 2022, and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is required. If we elect to redeem the notes, we will be required to notify the trustee of the aggregate principal amount of notes to be redeemed and the redemption date. If fewer than all of the notes are to be redeemed, the trustee is required to select the notes to be redeemed equally, by lot or in a manner it deems fair and appropriate. The notes are not subject to repayment at the option of the holders. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, except we may, at our option, redeem the notes before the scheduled maturity of the notes in whole, but not in part, at any time after the date on which we sell the notes to investors, at any time within 90 days after the occurrence of any of the following:

(1) a “Tax Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the notes, resulting in more than an insubstantial risk that the interest payable on the notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(2) a “Tier 2 Capital Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(3) our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any such redemption of the notes will be at a redemption price equal to the principal amount of the notes plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption, call or repurchase of the notes would require prior approval of the Federal Reserve Board.

Our election to redeem any of the notes upon the occurrence of any of the enumerated events above will be provided to the trustee at least 60 days prior to the redemption date. In case of any such election, notice of redemption must be provided at any time after giving not less than 30 nor more than 60 days’ notice of such redemption to the holders of the notes.

The Notes Are Intended to Qualify as Tier 2 Capital

We intend to treat the notes as Tier 2 capital under the capital rules established by the Federal Reserve Board for bank holding companies and the guidelines of the Federal Reserve Board for bank holding companies under the Basel III framework. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

•	not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•	not contain provisions permitting the institution to redeem or repurchase the notes prior to the maturity date without prior approval of the Federal Reserve Board, except upon the occurrence of certain special events.

Events of Default; Limitation on Suits

Under the indenture, an event of default will occur if we fail to pay accrued and unpaid interest on the notes and any notes of the same series offered in the future and such failure continues for 30 days, we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or we default in the performance of any other covenant or warranty contained in the indenture, other than a covenant added to the indenture solely for the benefit of any other series of subordinated debt securities issued under the indenture, and such default continues for 90 days after written notice as provided in the indenture. In addition, an event of default will occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order continues unstayed and in effect for a period of 60 consecutive days or if we commence a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, each of which events of default we refer to as an “insolvency event of default.”

Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture. Nevertheless, during the continuation of such an event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the notes shall become immediately due and payable, without the need for any action on the part of the holders of the notes or the trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the notes. At any time after acceleration with respect to the notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding notes of the series of our subordinated notes which the notes are a part and other affected series of securities issued under the indenture, voting as one class, may waive all defaults and rescind and annul any acceleration occurring as to any and all securities of such series, including the notes, but only if (1) we have paid or deposited with the trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of all affected series of securities established under the indenture, including the notes, (i) all overdue installments of any interest that have become due otherwise than by such declaration of acceleration, (ii) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by these securities and (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by these securities and (b) to pay all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and all other amounts due the trustee; and (2) all events of default with respect to the notes other than the nonpayment of the principal of, or any premium and interest on, the notes that shall have become due solely by such acceleration, shall have been cured or waived as provided in the indenture. Even in the event of an acceleration of the maturity of the notes upon the occurrence of an insolvency event, the rights of the holders of the notes to receive payment of the principal of, and accrued and unpaid interest on, the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

The indenture provides that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions in the indenture, the holders of a majority in principal amount of the notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

Clearance and Settlement

DTC, in this capacity, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the notes that are issued and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below. See “Book Entry Issuance” in the accompanying prospectus for more information concerning DTC and its facilitation of clearance and post-trade settlement of transactions among its participants.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by global notes.

Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the paying agent for the notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global note representing the notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in the global note:

•	will not be entitled to have such global note or the notes represented by that global note registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests

•	will not be considered to be owners or holders of that global note or any notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

Settlement for the notes will be made in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.

Regarding the Indenture Trustee

Wells Fargo Bank, National Association, acts as trustee under the indenture pursuant to which our other subordinated notes have been issued and the notes will be issued. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Wells Fargo is also the trustee under the indenture pursuant to which we may issue our debt securities that will be senior indebtedness for purposes of the notes.

Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which Wells Fargo serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

Wells Fargo also serves as the transfer agent for our common stock.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a general discussion of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes, including the requirements and certification rules for non-U.S. holders of the notes, please see the discussion under “U.S. Federal Income Tax considerations” in the accompanying prospectus. In addition to the U.S. federal income tax consequences described under “U.S. Federal Income Tax Considerations” in the accompanying prospectus, the following specific consequences apply to the notes offered by this prospectus supplement and the accompanying prospectus.

Interest and Original Issue Discount on the Notes

The notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest (as defined in the accompanying prospectus) on the notes will generally be taxable to U.S. holders (as defined in the accompanying prospectus) as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect all interest on the notes will be treated as qualified stated interest and the notes will be treated as having been issued with no more than a de minimis amount of original issue discount.

UNDERWRITING

We have entered into an underwriting agreement with Piper Jaffray & Co. and U.S. Bancorp Investments, Inc. with respect to the notes being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally but not jointly, to purchase the aggregate principal amount of notes in this offering set forth next to its name in the following table.

Underwriters	Amount of Securities
Piper Jaffray & Co.	$
U.S. Bancorp Investments, Inc.	$

Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters are obligated to purchase all of the notes offered by this prospectus supplement if any of the notes are purchased.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Discounts

The following table shows the per note and total underwriting discounts and commissions we will pay the underwriters.

Per note		%
Total	$

Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed    % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed    % of the principal amount of the notes. If all of the notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $             and are payable by us. We also have agreed to reimburse the underwriters up to $75,000 for their expenses including reasonable attorney’s fees and out of pocket expenses related to the offering. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

New Issuance of Notes

There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any national securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your notes at a particular time, or that the price that you receive when you sell will be favorable. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, other than the notes.

Settlement

Delivery of the notes is expected to be made against payment therefor on or about December     , 2017, which is the 3rd business day following the date of pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Price Stabilization; Short Positions

In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which may create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing, or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Andrews Kurth Kenyon LLP, Dallas, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters Covington & Burling LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Independent Bank Group, Inc. appearing in Independent Bank Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein and in the accompanying prospectus by reference. Such consolidated financial statements are incorporated herein and in the accompanying prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the years ended December 31, 2016 and 2015, of Carlile Bancshares, Inc., which was acquired by the Company on April 1, 2017, and appearing in Amendment No. 1 to the Company’s Current Report on Form 8 K, filed with the SEC on June 6, 2017, have been audited by Crowe Horwath, LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein and in the accompanying prospectus by reference. Such consolidated financial statements are incorporated herein and in the accompanying prospectus by reference upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK, AND UNITS OF SECURITIES

By this prospectus, Independent Bank Group, Inc. may offer from time to time:

•	Senior debt securities of one or more series;

•	Subordinated debt securities of one or more series;

•	shares of its common stock;

•	shares of one or more series of its preferred stock; and

•	units of a combination of one or more of the above types of our securities

In addition, this prospectus may be used to offer securities for the account of selling securityholders.

When Independent Bank Group, Inc. or selling securityholders offer our securities for sale, we or they will provide you with a prospectus supplement describing the terms of the specific issue of our securities being offered, including the price at which those securities are being offered to the public.

We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, as described in more detail below under “Plan of Distribution” or in any accompanying prospectus supplement

You should read this prospectus and any accompanying prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

Our common stock is listed for trading on The Nasdaq Stock Market LLC Global Select Market, or NASDAQ Global Select Market, under the symbol “IBTX.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed for trading on any exchange. If we decide to apply to list any such securities for trading on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed for trading.

Investing in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully read this prospectus together with the documents we incorporate by reference and any accompanying prospectus supplement before you invest in our securities.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offered securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is June 16, 2017.

You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement deciding whether to invest. We have not, and no selling securityholder has, authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the automatic “shelf” registration process offered to “well-known seasoned issuers” as described in Rule 405 of the SEC under the Securities Act of 1933, or the Securities Act. Under this automatic shelf registration statement, we and selling securityholders may offer and sell, from time to time and in one or more offerings, either separately or together, shares of our common stock, shares of one or more series of our preferred stock, senior debt securities of one or more series, and subordinated debt securities of one or more series and unit purchase agreements as described in this prospectus and an applicable prospectus supplement.

Each time we or selling securityholders sell securities we and the selling securityholders will provide a prospectus supplement containing specific information about the terms of the securities being offered thereby. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement, which will be controlling. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.”

References in this prospectus to “our Company,” “we,” “us” and “our” are to Independent Bank Group, Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, unit purchase agreements we may offer and the securities that may be offered by selling securityholders collectively as “offered securities.”

ABOUT INDEPENDENT BANK GROUP, INC.

Independent Bank Group, Inc. is incorporated in Texas and is a bank holding company registered under the Bank Holding Company Act of 1956. We are based in McKinney, Texas, and conduct our operations primarily through our bank subsidiary, Independent Bank. Independent Bank provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals from banking offices located throughout Texas, including in the Dallas-Fort Worth, Austin/Central Texas, and Houston areas, as well as in Colorado. Our common stock is traded on the NASDAQ Global Select Market under the symbol “IBTX.”

Our principal executive offices are located at 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257. Our telephone number is (972) 562-9004. Our website is www.ibtx.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC (our “Latest Form 10-K”), under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. These forward-looking statements include information about our possible or assumed future results of operations, including our future revenues, income, expenses, provision for taxes, effective tax rate, earnings per share and cash flows, our future capital expenditures and dividends, our future financial condition and changes therein, including changes in our loan portfolio and allowance for loan losses, our future capital structure or changes therein, the plan and objectives of management for future operations, our future or proposed acquisitions, the future or expected effect of acquisitions on our operations, results of operations and financial condition, our future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that we make are based on our current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•	our ability continue to sustain our current internal growth rate and total growth rate;

•	changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in our target markets, particularly in Texas and Colorado;

•	our dependence on our management team, including our Chief Executive Officer, David R. Brooks, and our ability to attract, motivate and retain qualified personnel;

•	the concentration of our business within the geographic areas of operation in Texas and Colorado;

•	changes in asset quality, including higher levels of nonperforming loans and loan charge-offs;

•	deposit attrition, changes in operating costs, customer loss and business disruption before and after our acquisition of other financial institutions, if any, as well as difficulties in maintaining relationships with employees;

•	the effects of the combination of the operations of financial institutions that we acquire with our operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that we expect;

•	the quality of the assets of financial institutions and companies that we acquire being different than we determine in our due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired;

•	concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•	the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks;

•	inaccuracy of the assumptions and estimates that the managements of our Company and financial institutions that we acquire make in establishing reserves for probable loan losses and other estimates;

•	the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that we acquire;

•	material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that we acquire;

•	regulatory requirements to maintain higher minimum capital levels;

•	our access to the debt and equity markets and the overall cost of funding our operations;

•	changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that we acquire and the net interest income of each of Independent Bank and the financial institutions that we acquire;

•	changes in the cost of deposits to Independent Bank;

•	fluctuations in the market value and liquidity of the securities held by Independent Bank;

•	the development of products and services that appeal to our customers and consumer demand in general for Independent Bank’s products and services;

•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	changes in economic and market conditions that affect the amount and value of the assets of Independent Bank and financial institutions we acquire;

•	the institution and outcome of, and costs associated with, litigation and other legal proceedings against one or more of us, Independent Bank, and financial institutions that we acquire or to which any of such entities is subject;

•	our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain our growth, to expand our presence in our markets and to enter new markets;

•	the occurrence of market conditions adversely affecting the financial industry generally;

•	the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by regulators, and changes in federal governmental policies, including as a result of initiatives of the administration of President Donald J. Trump;

•	changes in accounting policies, practices and auditing standards adopted by regulatory agencies, the Financial Accounting Standards Board, the SEC and Public Company Accounting Oversight Board, as the case may be;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	the effects of war or other conflicts, acts of terrorism (including cyberattacks) or other catastrophic events, including storms, droughts, tornadoes and flooding, that may affect general economic conditions;

•	an increase in the rate of personal or commercial customer bankruptcies;

•	technology-related changes that are harder to make or are more expensive than expected;

•	attacks on the security of, and breaches of, our or Independent Bank’s digital information systems, the costs we or Independent Bank incur to provide security against such attacks and any costs and liability we or Independent Bank incur in connection with any breach of those systems; and

•	the other factors that are described or referenced above under the caption “Risk Factors” and in Part I, Item 1A. of our most recently filed Annual Report on Form 10-K under the caption “Risk Factors.”

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus or made by us in any report, filing, document or information incorporated by reference in this prospectus, speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus or incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of March 31, 2017, we did not have any shares of preferred stock outstanding. For the period April 15, 2014, through January 14, 2016, we had 23,938.35 shares of our Series A Preferred Stock that were issued and outstanding. Such shares of Series A Preferred Stock were redeemed on January 14, 2016.

The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) total fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (y) income from continuing operations before income taxes and fixed charges by (z) total fixed charges and preferred stock dividends.

For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	7.76x	8.68x	8.16x	7.58x	7.26x	5.37x	4.37x
Including Interest on Deposits	3.68	4.06	3.94	3.78	3.65	2.95	2.29
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Requirements:
Excluding Interest on Deposits	7.76x	8.65x	8.15x	7.38x	7.09x	5.37x	4.37x
Including Interest on Deposits	3.68	4.06	3.94	3.74	3.62	2.95	2.29

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:

•	maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;

•	contributions of capital to Independent Bank to support Independent Bank’s growth, enabling it to continue to satisfy its regulatory capital requirements;

•	financing of acquisitions of financial institutions; and

•	refinancing, reduction or repayment of debt.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also supplement, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We may offer and sell from time to time, in one or more offerings, the following:

•	senior debt securities of one or more series;

•	subordinated debt securities of one or more series;

•	shares of our common stock;

•	shares of one or more series of our preferred stock; and/or

•	unit purchase agreements under which investors would acquire units of two or more of the foregoing securities.

Selling securityholders may offer and sell from time to time, in one or more offerings, shares of our common stock or other securities owned by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities and subordinated debt securities, which in each case will be unsecured, direct, general obligations of our Company.

The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under “—Subordinated Debt

Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.

We will issue senior debt securities under a senior debt indenture, dated June 25, 2014, and issue subordinated debt securities under a subordinated debt indenture, dated June 25, 2014, which indentures will be, in each case, between us and Wells Fargo Bank, National Association, in its capacity as the indenture trustee. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an “indenture” and collectively as the “indentures.” The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of our Company acting pursuant to authority delegated to them by such resolution of the board and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.

The indentures meet the requirements of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act” and will be qualified under and governed by the Trust Indenture Act. The trustee meets the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act.

The descriptions under the heading “Description of Debt Securities” relating to the senior debt securities and subordinated debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the indentures and senior and subordinated debt securities and the further descriptions in the applicable prospectus supplement. A copy of each indenture has been filed with the SEC and incorporated by reference as an exhibit to the registration statement that includes this prospectus and will be available for review as described under the heading “Where You Can Find More Information” above. We will file a copy of each supplemental indenture, board resolution and board resolution and related officers’ certificate establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. In the event that our revolving credit facility with U.S. Bank, National Association, and Frost Bank is still in place, we would need to seek the approval of U.S. Bank and Frost Bank to issue any senior debt securities. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.

We intend for the debt securities of each subordinated debt series to have such terms and conditions as will permit the subordinated debt securities that we issue and sell to investors to qualify as Tier 2 capital under the regulatory capital requirements for bank holding companies. As a result, the subordinated debt securities of each subordinated debt series will have a minimum term of five years, will be unsecured, will not have credit-sensitive features or other provisions that are inconsistent with safe and sound banking practice, and will have limited events of default and other provisions that will permit holders of the subordinated debt securities to accelerate payment of principal of, or interest on, any of the subordinated debt securities only upon the occurrence of any event other than our bankruptcy.

Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement

The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:

•	the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of such series that may be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;

•	the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

•	the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;

•	prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;

•	our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

•	affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;

•	any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;

•	if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the conditions upon which definitive debt securities of the series will be issued to beneficial owners;

•	the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

•	whether the debt securities of the series can be converted into or exchanged for other securities of our Company, and the related terms and conditions;

•	in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

•	whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock and/or preferred stock;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and

•	any other terms of the debt securities of the series not inconsistent with the provisions of its applicable indenture.

Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount, or OID, securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes are described in this prospectus and will be supplemented in the applicable prospectus supplement.

Special federal income tax, accounting and other considerations applicable to debt securities, the principal, premium, if any, or interest of which may be determined by reference to an index, formula or other method will be described in the applicable prospectus supplement.

Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving our Company. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indentures, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in Dallas, Texas.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities or at such other intervals as are established in the terms of the debt securities of a particular series. If the maturity date, any redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by Texas law as that law may be modified by United States law of general application.

The trustee or another bank or investment banking firm designated by us will act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities unless otherwise specified in the applicable prospectus supplement.

If any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or a redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.

The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be. The interest reset date relating to each interest period will be determined as set forth in the terms of each series of floating rate debt securities.

All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.

So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the trustee or any of its successors in that capacity in the event that:

•	any calculation agent is unable or unwilling to act;

•	any calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

•	we propose to remove any calculation agent.

Ranking

Senior Debt Securities

The senior debt securities of a series that we issue under the senior debt indenture will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other unsecured and unsubordinated debt, including the senior debt securities of any other series.

Subordinated Debt Securities

As provided in the subordinated debt indenture and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on the subordinated debt securities of any series, including amounts payable on any redemption or repurchase in accordance with the terms of such subordinated debt securities, will be subordinated to the extent and in the manner provided in the terms of the subordinated debt securities of a series in right of payment to the prior payment in full of all of our senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or winding up of our Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our Company, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and general creditors of our Company may recover more of the indebtedness of our Company owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of our Company.

The supplemental indenture, board resolution or board resolution and related officers’ certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness of our Company, including senior debt securities.

As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to our Company, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness was outstanding at the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

•	“existing senior indebtedness,” which means our indebtedness in the amount of $35.0 million that may be incurred pursuant to our revolving credit facility under which U.S. Bank, National Association, is the lender and any renewal or extension thereof or any new facility replacing or refinancing such revolving credit facility;

•

our other indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture (including indentures other than the senior debt indenture), fiscal agency agreement, debenture or note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging and similar arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of our Company, including subordinated debt securities of one or more series;

•	any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities issued pursuant to the subordinated debt indenture and our outstanding junior subordinated indentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because our Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly Independent Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to Independent Bank limit the payment of dividends and other distributions by Independent Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of the our subsidiaries, because any right of our Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If our Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by our Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to Independent Bank would be subordinate in right of payment to deposits and to other indebtedness of Independent Bank.

Unsecured Obligations

Our senior debt securities and subordinated debt securities will be unsecured.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any antidilution protections.

Redemption of Securities

We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed.

Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, at least 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and the CUSIP number applicable to the debt securities to be redeemed.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed proportionately, by lot or in a manner it deems fair and appropriate or as required by law. Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which will be The Depository Trust Company, or DTC, for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within Dallas, Texas unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Under the terms of the indentures, we and the trustee will treat the registered holder of such debt securities (i.e., DTC (or its nominee)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•	any aspects of the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

•	DTC or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in Dallas, Texas, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. Wells Fargo Bank, National Association, the trustee under the indentures, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the applicable indentures. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. See “Book Entry Issuance.”

Denomination, Payment, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 or integral multiples of $1,000.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent in addition to the applicable trustee, which additional transfer agent is initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;

•	the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	our Company is the continuing entity; or

•	the successor entity, if other than our Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture; and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any covenants of our Company in addition to, and/or modifications to, the covenant relating to mergers, consolidations and sales of assets described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or incurrence of liens or any affirmative covenants, other negative covenants or financial covenants, will be set forth in the indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain a restrictive covenant on the incurrence of debt of the type described above, nor do they contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default; Right to Accelerate

Senior Debt Securities. Under the senior debt indenture, but subject to any modifications or deletions provided in any supplemental indenture, a board resolution, or a board resolution and related officers’ certificate with respect to or establishing the terms and conditions of the senior debt securities of any specific series, an event of default will occur with respect to the senior debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any senior debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any senior debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any senior debt security of the series;

•

default in the performance or breach of any other covenant or warranty of our Company contained in the senior debt indenture, other than a covenant added to the senior debt indenture solely for the benefit of any other series of senior debt securities issued under that senior debt indenture, continuing for 90 days after written notice as provided in the senior debt indenture;

•	the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•	if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization law or to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action;

•	default in the delivery of any shares of common stock or other securities or property when required to be delivered upon the conversion of, or the exchange of, any senior debt securities of a series and that default continues for a period of 10 days; or

•	any other event of default as is described in the prospectus supplement relating to any series of senior debt securities being offered for sale.

If any bankruptcy or insolvency-related event of default described above occurs, the principal amount and interest on the senior debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the senior debt securities. If any other event of default described above or established as a term of the senior debt securities of a series occurs and is continuing, the senior debt trustee or the holders of 25% of the aggregate principal amount of the outstanding senior debt securities of that series may accelerate the maturity of the outstanding senior debt securities of that series and declare the principal of and accrued and unpaid interest on such senior debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such senior debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the senior debt trustee. At any time after a declaration of acceleration with respect to the senior debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding senior debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

Subordinated Debt Securities. Under the subordinated debt indenture, but subject to any modifications or deletions provided in any supplemental indenture, a board resolution, or a board resolution and related officers’ certificate with respect to any specific series of subordinated debt securities, an event of default will occur with respect to the subordinated debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any subordinated debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any subordinated debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any subordinated debt security of the series;

•	default in the performance or breach of any other covenant or warranty of our Company contained in the subordinated debt indenture, other than a covenant added to the subordinated debt indenture solely for the benefit of any other series of subordinated debt securities issued under that subordinated debt indenture, continuing for 90 days after written notice as provided in the subordinated debt indenture;

•	the entry of a decree or order for relief in respect of our Company by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•	if we commence a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect; or

•	such other events of default as are described in the prospectus supplement relating to any series of subordinated debt securities being offered for sale.

If an event of default based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding that adjudicates us as being insolvent occurs, the principal amount and interest on the subordinated debt securities shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the subordinated debt securities. Unless the terms of the subordinated debt securities of a series provide otherwise, if any non-insolvency event of default described above or established as a term of the subordinated debt securities of a series occurs and is continuing, the subordinated debt trustee or the holders of 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of the outstanding subordinated debt securities of that series and declare the principal of and accrued and unpaid interest on such subordinated debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such subordinated debt securities will become immediately due and payable upon notice of such declaration being given in writing to our Company and, if the acceleration is by the holders, the subordinated debt trustee. At any time after a declaration of acceleration with respect to the subordinated debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding subordinated debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

We may offer subordinated debt securities of a series that we intend to qualify as “Tier 2 capital” under the federal regulatory rules and guidelines for bank holding company capital. For such subordinated debt securities to so qualify as “Tier 2 capital,” the maturity of such subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding as discussed above. Notwithstanding the discussion appearing above of the rights of the subordinated debt trustee or holders of subordinated debt securities to accelerate the maturity of such subordinated debt securities upon the occurrence of a non-insolvency event of default, the terms of the subordinated debt securities of a series intended to qualify as “Tier 2 capital” will expressly limit the rights of the subordinated debt trustee and the holders of the subordinated debt securities of such series to declare an acceleration of the maturity of such subordinated debt securities upon the occurrence of a non-insolvency default and such limitation will be described in any prospectus supplement by which we offer subordinated debt securities of that series for sale. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as “Tier 2 capital,” neither the trustee nor the holders of the subordinated debt securities of any series or any group of holders of any portion of the outstanding subordinated debt securities of one or more series will have the right to accelerate the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. If we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of the performance of any covenant or agreement in the indenture. As a result of such limitations on the rights and remedies of the holders of subordinated debt securities of a series intended to qualify as “Tier 2 capital”, the holders of our senior debt securities, holders of our other senior indebtedness, holders of our subordinated debt securities of a series not intended to qualify as “Tier 2 capital” and our general creditors would be able to act to recover amounts owing to them prior to the holders of our subordinated debt securities.

Collection of Indebtedness

If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. If the debt securities as to which such a failure of payment occurs are subordinated debt securities intended to qualify as “Tier 2 capital,” the amounts we would be required to pay to the subordinated debt trustee upon such a failure of payment or performance would not include any principal, premium or interest that would not be due without the maturity of such subordinated debt securities being accelerated.

Trustee Action

The indentures provide that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subject debt securities.

Limitations on Suits by Holders

No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;

•	the holders of not less than 25% in principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.

Waiver

Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

•	in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under such indenture, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under the indenture, or of all subordinated debt securities then outstanding under the indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.

Modification of an Indenture

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;

•	reduce the principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•	modify the ranking or priority of the securities;

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.

We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure the debt securities of any series issued under the indenture;

•	to establish the form or terms of debt securities of any series to be issued under the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;

•	to conform any provision in the indenture to the requirements of the Trust Indenture Act;

•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture, or

•	in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (i) that have not already been delivered to the applicable trustee for cancellation and (ii) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.

Defeasance and Covenant Defeasance

If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

•	certain other provisions set forth in the applicable indenture are met;

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•	in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Ranking—Subordinated Debt Securities,” would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.

A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.

Regarding the Trustee

Wells Fargo Bank, National Association, is the trustee under the indentures and, unless otherwise provided in a prospectus supplement relating to the offer of debt securities of a particular series, will also initially be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus. The trustee is a national banking association with offices in Dallas, Texas. From time to time, we may enter into banking or other relationships with the trustee or its affiliates.

The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “—Events of Default; Limitations on Suits” and “—Notice” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.

The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture as described above.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.

Governing Law

The debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of Texas.

DESCRIPTION OF COMMON STOCK

General

The following summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, and our certificate of formation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 14, 2017, we had 27,790,144 outstanding shares of our common stock and no shares of any series of our preferred stock were outstanding. All of our shares of common stock outstanding at that date were fully paid and nonassessable. As of June 14, 2017, we had 430 holders of record of our common stock.

You should refer to the prospectus supplement relating to the shares of our common stock being offered for sale for the number of shares of our common stock being offered and the price per share to the public at which such shares of common stock are being offered.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting with respect to the election of directors.

At each meeting of the shareholders at which a quorum is present or represented, all corporate actions to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon, present in person or represented by proxy at such meeting, and where a separate vote by class is required, a majority of the votes cast by the shareholders of such class, present in person or represented by proxy at such meeting, shall be the act of such class, unless, in each case, as otherwise required by law and except as otherwise provided in the certificate of formation or the bylaws.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, will be deemed elected. Our certificate of formation establishes a classified board of directors, with directors of each class serving a three-year term.

Unless otherwise agreed by two-thirds of the entire board of directors, any “fundamental action,” such as an amendment of our certificate of formation, a voluntary winding up under the Bankruptcy Code, a revocation of a voluntary decision to wind up, a cancellation of an event requiring winding up or a reinstatement after termination of our existence, or any “fundamental business transaction,” such as a merger, interest exchange, conversion or sale of all or substantially all of our assets, requires, in addition to any voting requirement of the TBOC, the vote of at least (i) two-thirds of the outstanding shares of any class entitled to vote on the fundamental action as a class by the terms of the certificate of formation and/or the bylaws and (ii) two-thirds of the outstanding shares of capital stock of all classes and series of capital stock entitled to vote generally in an election of directors. Such affirmative vote will be in lieu of any lesser vote otherwise provided by law or any agreement or contract to which we are a party, and shall be in addition to any class vote to which any class of our stock may be entitled by law.

Dividend Rights and Distributions

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor. We currently expect to continue to pay (when, as and if declared by our board of directors out of funds legally available for that purpose and subject to regulatory restrictions) regular quarterly cash dividends on our common stock; however, there can be no assurance that we will continue to pay dividends in the future. Future dividends on our common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock (including our Series A preferred stock discussed below under “Description of Series A Preferred Stock”) and other factors deemed relevant by our board of directors.

As a holding company, we are ultimately dependent upon our subsidiaries, particularly Independent Bank, to provide funding for our operating expenses, debt service and dividends. Various banking laws applicable to Independent Bank limit the payment of dividends and other distributions by Independent Bank to us, and may therefore, limit our ability to pay dividends on our common stock and Series A preferred stock. If required payments on our outstanding junior subordinated debentures held by our unconsolidated subsidiary trusts are not made or are suspended, we would be prohibited from paying dividends on our common stock and Series A preferred stock. Regulatory authorities could impose administratively stricter limitations on the ability of Independent Bank to pay dividends to us if such limits were deemed appropriate to preserve certain capital adequacy requirements.

Under the terms of the Series A preferred stock, we may not pay any dividends or make any other cash distributions on our common stock or repurchase or redeem any of our shares of our capital stock, including any equity securities or trust preferred securities issued by us or any of our affiliates, unless after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to $79,376,715 and all dividends have been paid on the Series A preferred stock for the most recently completed quarterly dividend period (or sufficient funds have been reserved).

Liquidation Rights

In the event of the termination of our Company’s existence and its related winding up, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities, including the liquidation preference of any shares of our preferred stock outstanding at the time of the termination of our existence.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “IBTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, whose address is P.O. Box 64945, St. Paul, Minnesota 55164-0945.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

We have more than 100 shareholders and are considered to be an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•	the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•	a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three- year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•	a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•	a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a nonnegotiated merger or other business combination involving Independent, even if that event would be beneficial to our shareholders.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•	the establishment of a classified board of directors, with directors of each class serving a three-year term;

•	a requirement that directors only be removed from office for cause and only upon a majority shareholder vote;

•	a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	a prohibition of shareholder action by written consent, requiring all actions to be taken at a meeting of the shareholders;

•	the requirement that shareholders representing two-thirds of the outstanding shares of common stock approve all amendments to our certificate of formation or bylaws and approve mergers and similar transactions;

•	the requirement that any shareholders that desire to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing;

•	the prohibition of cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 20% of all shares entitled to vote in the election of directors at a meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not liable to our Company or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to our Company or our shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to our Company;

•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director’s duties;

•	acts or omissions for which the liability of the director is expressly provided by an applicable statute; and

•	acts related to an unlawful stock repurchase or payment of a dividend.

Our certificate of formation also provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Moreover, we have agreed, subject to certain conditions, to indemnify each of our directors and officers for any expenses, liabilities or obligations he or she incurs as a result of, or for any amount paid by him or her in settlement of, any proceeding to which he or she is a party or in which he or she is a witness as a result of their position with our Company or one of subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, our Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Since the terms of our certificate of formation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of formation and bylaws. If you would like to read our certificate of formation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of formation, as amended, and the applicable certificate of designation to our certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock. See “Where You Can Find More Information” for additional information.

General

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 15, 2017, no shares of any series of our preferred stock were issued or outstanding. Our certificate of formation, subject to limitations prescribed in our bylaws and subject to limitations prescribed by Texas law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of our preferred stock without shareholder approval, our board of directors could adversely affect the voting power of the holders of common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of our Company.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

•	the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;

•	the number of shares of the series of preferred stock being offered;

•	the number of shares of preferred stock included in that series of preferred stock;

•	the liquidation preference per share of the preferred stock of such series;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;

•	the provisions for a sinking fund, if any, for the shares of preferred stock being offered;

•	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

•	any listing of the shares of preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

•	the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of our Company;

•	any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of our Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights to participate in our assets upon our winding up or our termination, rank:

•	senior to all of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the shares of preferred stock being offered;

•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the shares of preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.

Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are noncumulative, then the holders of that series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay any distribution for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:

•	if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•	if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.

Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and

•	we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon winding up or termination of the Company, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon any winding up or termination of the Company, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a winding up or termination of the Company.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below, as otherwise from time to time required by law or as otherwise provided in the certificate of designation establishing such series and as described in the applicable prospectus supplement.

Our board of directors has the authority to designate a new class of stock under the certificate of formation. Under the TBOC, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of formation, including the certificate of designation, if the amendment would, among other things:

•	increase or decrease the aggregate number of authorized shares of that series of preferred stock;

•	increase or decrease the par value of the shares of that series of preferred stock;

•	alter or change the powers, preferences or special rights of the shares of that series of preferred stock so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock;

•	effect an exchange, reclassification, cancellation of all or part of the shares of the series of preferred stock or create a right of exchange of all or part of the shares of another class or series into shares of such series of preferred stock;

•	increase the rights and preferences of a class or series with rights and preferences equal, prior, or superior to the shares of such series of preferred stock, or of a class or series with rights or preferences later or inferior to the shares of such series of preferred stock in such a manner that the rights or preferences will be equal, prior, or superior to the shares of such series of preferred stock; or

•	cancel or otherwise affect the dividends on the shares of the series of preferred stock that have accrued but have not been declared.

Conversion Rights

The terms and conditions, if any, upon which the shares of any series of preferred stock are convertible into or exchangeable for other securities or rights of the Company or other issuers, including, without limitation, common stock, debt securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or ratio or the manner of calculating the price or ratio at which such conversion or exchange will be made, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the shares of preferred stock or at the Company’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or ratio and provisions affecting conversion or exchange in the event of the redemption of shares of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be Wells Fargo Shareowner Services.

DESCRIPTION OF UNIT PURCHASE AGREEMENTS

Securities may be offered and sold as part of units consisting of a unit purchase agreement relating the purchase of any combination of:

•	senior debt securities of one or more series;

•	subordinated debt securities of one or more series;

•	one or more series of preferred stock; or

•	common stock;

which may secure the holders’ obligations to purchase the common stock, preferred stock and/or debt securities under the unit purchase agreements. The applicable prospectus supplement will describe the terms of any unit purchase agreements. Such description may not be complete. For more information, you should review the unit purchase agreements and, if applicable, any related arrangements relating to those unit purchase agreements. We will file forms of these documents with the SEC before the Company issues any unit purchase agreements.

BOOK ENTRY ISSUANCE

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by DTC in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated Debt Securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

DTC

We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences, and to the limited extent discussed below, the material U.S. federal estate tax consequences, that may be relevant to a prospective holder of our securities. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. This summary is for general information only and is not tax advice. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not purport to discuss all aspects of U.S.

federal taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	banks or financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies and REITs;

•	mutual funds;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts;

•	persons who hold our securities on behalf of another person as a nominee;

•	persons who hold or receive our securities through the exercise of employee options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons subject to the “Medicare contribution tax”;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	U.S. expatriates; and

•	except to extent discussed below, foreign investors.

This summary assumes that investors will hold our securities as capital assets, which generally means as property held for investment. For purposes of this discussion, a U.S. holder is a holder of our securities that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate, whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election to be treated as a U.S. person.

An individual is generally treated as a resident of the United States in any calendar year for U.S. federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are generally taxed for U.S. federal income tax purposes as if they were United States citizens.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership. The following section addresses the treatment of a non-U.S. holder that holds our stock; the treatment of a holder that holds our debt securities is discussed below under “—Holders of Debt Securities.”

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. EACH PROSPECTIVE HOLDER OF OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES IN LIGHT OF SUCH HOLDER’S PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

Non-U.S. Holders of Stock

The rules governing U.S. federal income taxation of non-U.S. holders of our securities are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our stock; a summary of such rules as they apply to non-U.S. holders of our debt securities is discussed below under “—Holders of Debt Securities.” We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Distributions on Shares of Our Stock

If distributions are paid on shares of our stock, the distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our stock. Any remainder will be treated as gain from the sale of shares of our stock. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits for which a non-U.S. holder is eligible. However, if the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, where an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder, the dividend will not be subject to any withholding tax, provided certain certification and disclosure requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits for which a non-U.S. holder is eligible, on a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of any income tax treaty.

To claim the benefit of an applicable income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury that such holder is not a U.S. person prior to the payment of distributions on our stock. These forms must be periodically updated. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities and non-U.S. holders whose stock is held through certain foreign intermediaries. Non-U.S. holders may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of shares of our stock unless any one of the following is true:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, where an applicable income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or

•	our stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of (i) the period during which you hold our stock and (ii) the five-year period ending on the date you dispose of our stock.

We believe that we are not currently, and will not become, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, we cannot assure you that we will not become a USRPHC in the future. As a general matter, as long as our stock is regularly traded on an established securities market, however, it will not be treated as a U.S. real property interest with respect to any non-U.S. holder that holds no more than 5% of such regularly traded stock. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a disposition of shares of our stock, and the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally but will generally not be subject to withholding. Corporate non-U.S. holders also may be subject to a branch profits tax on such gain. Gain described in the second bullet point above will be subject to a flat 30% U.S. federal income tax, which may be offset by certain U.S. source capital losses. Non-U.S. holders are urged to consult their own tax advisors regarding any potentially applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Taxes

Shares of our stock owned or treated as owned by an individual who at the time of death is a non-U.S. holder are considered U.S. situs assets and will be included in the individual’s estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding

Information reporting and backup withholding (currently at a 28% rate) generally will apply to dividends paid with respect to our stock. In certain circumstances, non-U.S. holders may avoid information reporting and backup withholding if they provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury as to their status as non-U.S. holders and meet certain other requirements, or otherwise establish an exemption. Copies of information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

The gross proceeds from the disposition of shares of our stock may be subject to information reporting and backup withholding. If a non-U.S. holder sells shares of our stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will generally apply to a payment of sale proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells shares of our stock through a non-U.S. office of a broker that:

•	is a U.S. person for U.S. federal tax purposes;

•	is a foreign person that derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. tax purposes; or

•	is a foreign partnership, if at any time during its tax year (1) one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or (2) the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. In such circumstances, backup withholding will not apply unless the broker has actual knowledge or reason to know that the non-U.S. holder is not a non-U.S. person.

If a non-U.S. holder receives payments of the proceeds of a sale of shares of our stock to or through a U.S. office of a broker, the payment is subject to both backup withholding and information reporting unless such non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or valid substitute or successor form) certifying under penalties of perjury that such stockholder is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock

A redemption of preferred stock will be treated for U.S. federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only nonvoting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder, and the holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Conversion of Preferred Stock into Common Stock

In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are accumulated and unpaid dividends on the shares at the time of conversion into common stock.

Adjustments to Conversion Price

Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.

Holders of Debt Securities

U.S. Holders

Payments of Interest. In general, except as described below under “—Original Issue Discount,” interest on debt securities will be taxable to a U.S. holder as ordinary income at the time it accrues or is received, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed or qualifying floating rate), such holder might be required to recognize additional interest as “original issue discount” over the term of the instrument.

Original Issue Discount. If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial U.S. holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security (other than a payment of qualified stated interest). Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the IRS. If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “—Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “—Amortizable Premium.” You should consult with your own tax advisors about this election.

Market Discount. If you purchase a debt security for less than the stated redemption price of the debt security at maturity, if the debt security was issued without OID, or the adjusted issue price, if the debt security was issued with OID, the difference is considered market discount to the extent it exceeds a specified de minimis exception. Under the de minimis exception, market discount is treated as zero if the market discount is less than 1/4 of one percent of the stated redemption price of the debt security multiplied by the number of complete years to maturity from the date acquired. If you acquire a debt security at a market discount, you will be required to treat as ordinary income any partial principal payment or gain recognized on the disposition of that debt security to the extent of the market discount which has not previously been included in your income and is treated as having accrued at the time of the payment or disposition. In addition, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debt security until the debt security is disposed of in a taxable transaction, unless you elect to include market discount in income as it accrues.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Amortizable Premium. If you purchase a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security with amortizable bond premium equal to the amount of that excess. You generally may elect to amortize the premium using a constant yield method over the remaining term of the debt security. The amount amortized in any year will be treated as a reduction of your interest income from the debt security. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. This election to amortize premium on a constant yield method will also apply to all debt obligations you hold or subsequently acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

Sale, Exchange and Retirement of Debt Securities. Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID and market discount that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to that debt security other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize capital gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest that will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities. If so specified in the prospectus supplement or supplements relating to the debt securities of a series, we or you may have the option to extend the maturity of those debt securities. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for U.S. federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities.

If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue debt securities and have an option or combination of options to extend the term of those debt securities, we will be presumed to exercise such option or options in a manner that minimizes the yield on those debt securities. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on those debt securities. If we exercise such option or options to extend the term of those debt securities, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, those debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price on the date.

You should carefully examine the prospectus supplement or supplements relating to any such debt securities, and should consult your own tax advisor regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

U.S. Federal Withholding Tax. Under the “portfolio interest” rule, the 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•	you provide your name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide us with a properly executed:

•	IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. person as defined in the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding. Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-U.S. holder as described above and provided that neither we nor any of our paying agents has actual knowledge or reason to know that you are a U.S. holder (as described above).

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional U.S. Federal Income Tax Withholding Rules

Additional U.S. federal income tax withholding rules apply to certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% applies to any dividends paid on our stock and interest paid on our debt securities and, for dispositions of our stock and/or debt securities occurring after December 31, 2018, the gross proceeds paid to certain foreign entities unless various withholding and information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are urged to consult their tax advisors regarding the implications of these rules with respect to their investment in our stock and debt securities as well as the status of any related federal regulations.

PLAN OF DISTRIBUTION

The Company or selling securityholders may sell the offered securities:

•	to or through underwriters;

•	directly to investors;

•	to or through brokers, dealers or agents;

•	directly to the holders or beneficial owners of the Company’s securities; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, and the amount of the offered securities being purchased by each of them, the initial offering price of the offered securities to the public, the rules and procedures for any bidding, auction or other process used in the offering, the proceeds to the Company and/or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’, brokers’, dealers’, or agents’ compensation, and any underwriting discounts, commissions, concessions, allowances or reallowances to be paid to dealers, brokers or agents, any delayed delivery arrangements and any securities exchanges on which the offered securities will be listed for trading.

The Company or selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

The Company or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by the Company or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by the Company or a selling securityholder involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company or a selling securityholder to such agent will be set forth, in the prospectus supplement. Such an agent may be deemed to be an “underwriter” as that term is defined in the Securities Act.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company or selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the offer and sale of securities by the Company or a selling securityholder, the Company or selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in a prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus and such prospectus supplement are delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company or selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, the Company or selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company or selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions other than:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, the Company or selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company or selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or selling securityholder and its compensation will be described in the applicable prospectus supplement. Any remarketing firm may be deemed to be an “underwriter,” as that term is defined the Securities Act, in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any of such securities are purchased. In connection with the offering of securities, the Company or selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If the Company or selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the applicable prospectus supplement.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with the Company or selling securityholder, to indemnification by the Company or selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect of such liabilities and may engage in transactions with, or perform services for, the Company or selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales of the offered securities in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of our securities. The applicable prospectus supplement will identify the selling securityholders, the securities of the Company to be offered by the selling securityholders, the terms of the offering and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

The securities that may be offered and resold by selling securityholders pursuant to this prospectus are shares of our common stock initially acquired:

•	by the holders upon formation of our Company in 2002;

•	in one of several separate private stock purchase transactions with our Company and with other shareholders of our Company occurring at various times between 2002 and 2013;

•	in connection with an acquisition of another financial institution completed by the Company in 2009;

•	in our initial public offering, which was consummated on April 8, 2013;

•	pursuant to grants we made to the selling securityholders who were employees or directors of our Company as a part of the compensation we paid them for various periods; or

•	in connection with the Company’s acquisition of Carlile Bancshares, Inc. on April 1, 2017.

In addition, securities that may be offered and resold by selling securityholders include securities that may be acquired by such holders in private placements made by the Company or in connection with acquisitions by the Company of other entities, in each case, occurring after the date hereof.

Settlement

Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle on the third business day following the trade date unless the parties to any such trade expressly agree otherwise. Commencing September 5, 2017, trades in the secondary market will generally be required to settle on the second business day following the trade date unless the parties to any such trade expressly agree otherwise. It is possible that we or any underwriter, remarketing firm, dealer or agent selling our securities in reliance on this prospectus will elect to settle the sale of securities offered and sold in reliance on this prospectus in accordance with a longer than standard settlement cycle, in which case the alternative settlement cycle to be used will be specified in the applicable prospectus supplement. In the event such a longer than standard settlement cycle is elected, purchasers who desire to effect a trade of the securities they purchase on the date of the sale of such securities by us or the underwriters, dealers, remarketing firms or agents selling such securities (which for underwritten offerings is typically the date of pricing of the securities for sale) or the first or second business day thereafter. In the event the purchaser’s trade occurs on or after September 5, 2017, the purchaser will be required to specify at the time of the purchaser’s trade an alternative settlement cycle for such trade in order to prevent a failed settlement. Any such purchasers of securities who desire to trade on any such day should consult their own advisers regarding the date on which such purchasers’ trades may be settled.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Select Market under the symbol “IBTX,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

NASDAQ Stock Market, LLC Global Select Market One Liberty Plaza 165 Broadway New York, NY 10006

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act (File No. 333-218782), relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.ibtx.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

Attention: Jan Webb, Corporate Secretary

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART

OF THIS PROSPECTUS, PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIALS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-35854). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 8, 2017, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 28, 2017, that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 27, 2017;

•	our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on January 20, 2017, April 3, 2017 (including the amendment on Form 8-K/A filed with the SEC on June 6, 2017), April 14, 2017, April 26, 2017 and May 25, 2017 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•	any amendment or report filed for the purposes of updating the description of our common stock.

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Andrews Kurth Kenyon LLP, Dallas, Texas, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the years ended December 31, 2016 and 2015 of Carlile Bancshares, Inc., which was acquired by the Company on April 1, 2017, and appearing in the Company’s Current Report on Form 8-K/A, filed with the SEC on June 6, 2017, have been audited by Crowe Horwath LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference upon such report given on the authority of such firm as experts in accounting and auditing.

$

        % Fixed-to-Floating Rate Subordinated Notes Due December 31, 2027

Preliminary Prospectus Supplement

Joint Book-Running Managers

December    , 2017